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                                                                  EXHIBIT 10.21


















                         AGREEMENT OF PURCHASE AND SALE

                                    between

                    AMERICA'S BEST INNS, INC. and THE OTHER
                     SELLING ENTITIES LISTED ON SCHEDULE 1
                               TO THIS AGREEMENT

                           (collectively, "Sellers")

                                      and

                             BEST ACQUISITION, INC.

                                 ("Purchaser")







Dated:  December 15, 1997






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                               Table of Contents

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                                                                                                      Page
                                                                                                      ----
Article 1         Purchase and Sale......................................................................1
         1.1.     Purchase and Sale......................................................................1
         1.2.     Certain Definitions....................................................................3
         1.3.     No Assumption..........................................................................7

Article 2         Purchase Price.........................................................................7
         2.1.     Purchase Price.........................................................................7
         2.2.     Allocation of Purchase Price...........................................................7

Article 3         Review Period..........................................................................7
         3.1.     Review Period..........................................................................7

Article 4         Representations and Warranties.........................................................8
         4.1.     Representations and Warranties of Sellers..............................................8
         4.2.     Representations and Warranties of Purchaser...........................................24

Article 5         Conditions Precedent..................................................................25
         5.1.     Conditions Precedent to Purchaser's Obligations.......................................25
         5.2.     Conditions Precedent to Sellers' Obligations..........................................31

Article 6         Covenants.............................................................................31
         6.1.     Covenants of Sellers..................................................................31
         6.2.     Covenants of Purchaser................................................................39

Article 7         Right of First Refusal................................................................40

Article 8         Closing and Closing Documents.........................................................41
         8.1.     Closing and Closing Documents.........................................................41
         8.2.     Deeds and Other Instruments of Conveyance.............................................41
         8.3.     Notices to Vendors....................................................................42
         8.4.     Security Deposits.....................................................................43
         8.5.     FIRPTA................................................................................43
         8.6.     Title Affidavits, etc.................................................................43
         8.7.     Escrow Closing........................................................................43
         8.8.     Additional Deliveries at Closing......................................................43
         8.9.     Apportionments........................................................................44
         8.10.    Tax Reduction Proceedings.............................................................45
         8.11.    Purchaser's Closing Documents.........................................................45

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


                                                                                                      Page
                                                                                                      ----

Article 9         Termination Prior to Closing..........................................................46
         9.1.     Termination of Agreement..............................................................46
         9.2.     Termination of Obligations............................................................47

Article 10        Brokerage.............................................................................47

Article 11        Closing Costs.........................................................................47

Article 12        Condemnation..........................................................................47

Article 13        Insurance; Destruction or Damage......................................................48

Article 14        Miscellaneous.........................................................................49
         14.1.    Governing Law.........................................................................49
         14.2.    Entire Agreement......................................................................49
         14.3.    Waiver................................................................................49
         14.4.    Severability..........................................................................49
         14.5.    Exhibits and Schedules................................................................49
         14.6.    Further Assurances....................................................................49
         14.7.    Headings..............................................................................49
         14.8.    No Third-Party Beneficiaries..........................................................50
         14.9.    Assignment............................................................................50
         14.10.   Notices...............................................................................50
         14.11.   Successors and Assigns................................................................52
         14.12.   Attorneys' and Other Professionals' Fees..............................................52
         14.13.   Liability Joint and Several...........................................................52
         14.14.   Plural and Singular...................................................................52

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                         AGREEMENT OF PURCHASE AND SALE


                  AGREEMENT OF PURCHASE AND SALE ("Agreement"), dated as of December 15, 1997, made by and between AMERICA'S BEST INNS, INC., a Delaware corporation, having an address at 1205 Skyline Drive, Marion, Illinois 62959 and EACH OF THE OTHER SELLING ENTITIES LISTED ON SCHEDULE 1 TO THIS AGREEMENT (collectively, "Sellers"), and BEST ACQUISITION, INC., a Georgia corporation, having an address at 13 Corporate Square, Suite 250, Atlanta, Georgia 30329 ("Purchaser").

                             Preliminary Statement

                  Sellers are the owners of the "Assets" described in Article 1 below. Sellers desire to sell the Assets, and Purchaser desires to purchase the Assets all upon and subject to, the terms, covenants and conditions set forth in this Agreement.

                  Accordingly, the parties hereto hereby agree as follows:

                            Agreement of the Parties

                                   Article 1
                               Purchase and Sale

                  1.1. Purchase and Sale. Sellers shall sell, convey and assign and Purchaser shall purchase, subject to the terms and conditions of this Agreement:

                         (a)  A fee simple interest in the parcels of land
described on Schedule 1.1(a) annexed hereto (collectively, the "Land");

                         (b)  Leasehold estates in the parcel of land and
office space described on Schedule 1.1(b)(1) annexed hereto ("Sellers' Leased Land") held by the applicable Seller pursuant to the leases described on
Schedule 1.1(b)(2) annexed hereto (the "Sellers' Leases");

                         (c)  A fee simple interest in all of the buildings and
improvements (collectively, the "Sellers' Improvements") situated on the Land or Sellers' Leased Land, as applicable;

                         (d)  All right, title and interest of each Seller
(whether as owner in fee simple of the Land or as tenant under any of Sellers' Leases) in and to any land lying in the bed of any highway, street, road, or avenue, open or proposed, including vaults, if any, and any strips and gores in front of or abutting or adjoining the Land or Sellers' Leased Land, and any award made or to be made in lieu thereof and in and to any unpaid award for damages to any Land, Sellers' Leased Land or any of Sellers' Improvements by reason of a change of grade of any highway, street, road or avenue adjoining any of the Land or Sellers' Leased Land;


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                                                                              2



                         (e)  All right, title and interest of each Seller in
and to all easements, tenements, hereditaments, privileges and appurtenances in any way belonging to the Land, Sellers' Leased Land, Sellers' Leases or Sellers' Improvements;

                         (f)  All Bookings, Books and Records, Consumables,
FF&E, Miscellaneous Assets, Small Operating Equipment (each, as hereinafter defined) and all other articles of personal property, whether tangible or intangible, which are attached, appurtenant to, installed or placed in or upon or used for or adapted in any way to the complete and comfortable use, enjoyment, occupancy and operation of the Hospitality Assets (as hereinafter defined) and the Related Assets (as hereinafter defined), and all contractual rights of every kind relating to the Hospitality Assets and the Related Assets (all of the above being hereinafter collectively referred to as "Sellers' Personal Property"). Notwithstanding the foregoing, Sellers' Personal Property shall not include any items (x) which are owned by Tenants under the Leases (defined in paragraph (h) below), other than those items which are not removable by such Tenants pursuant to the terms of their respective Leases, (y) which are owned by guests at Sellers' Improvements or (z)constituting Excluded Assets. Each parcel of Land and the Sellers' Improvements located thereon and the property interests described in paragraphs (d), (e) and (f) appurtenant thereto, and each Sellers' Lease, Sellers' Leased Land leased pursuant thereto and Sellers' Improvements located on such Sellers' Leased Land and the property interests described in paragraphs (d), (e) and (f) appurtenant thereto is hereinafter individually referred to as a "Hospitality Unit", and collectively as the "Hospitality Units";

                         (g)  To the extent assignable or transferable to
Purchaser, all "Permits" (as defined in subsection 4.1.12) relating to Hospitality Units, all "Service Agreements" relating to Hospitality Units; and all of Sellers' rights under any unexpired warranties or guarantees relating to Sellers' Personal Property or Sellers' Improvements;

                         (h)  All of Sellers' right, title and interest in and
to the leases, license agreements, concessionaire agreements, franchises not constituting a part of the Franchise Business or other agreements and all modifications, renewals and amendments thereto and third party guarantees thereof any person or entity (each, a "Tenant") to use or occupy space at Hospitality Units (collectively, "Leases"), and all rental, security deposits, receivables, and other monetary items payable by Tenants and all rentals paid by Tenants prior to the date hereof, but relating to the period on or after the Closing Date;

                         (i)  (i) All of Sellers' right, title and interest in
and to all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all trademarks or business or corporate names confusingly similar thereto in relation to any goods or services, and


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                                                                              3



all applications, registrations, and renewals in connection therewith, (ii) all copyrightable works, all copyrights, and applications, registrations, and renewals in connection therewith, (iii) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, marketing processes and techniques, technical data, designs, drawings, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (iv) all Software (as hereinafter defined) (including data, source code and related documentation),
(v) all other proprietary rights, and (vi) all copies and tangible embodiments thereof (in whatever form or medium) and including, without limitation, the items listed on Schedule 1.1(i) attached hereto (collectively, the "Intellectual Property").

                         (j)  All right, title and interest of ABI (as
hereinafter defined) in, to and under the Franchise Business (as hereinafter defined);

                         (k)  All right, title and interest of BMC (as
hereinafter defined) in, to and under the Management Business (as hereinafter defined); and

                         (l)  All right, title and interest of ABI in, to and
under the Reservations Business (as hereinafter defined).

                  Each of the items referred to in paragraphs (a) - (h) above are collectively referred to as the "Hospitality Assets"; each of the items referred to in paragraphs(i) - (l) above are collectively referred to as the "Related Assets"; the Hospitality Assets and Related Assets are hereinafter collectively referred to as the "Assets".

                  Notwithstanding the foregoing, the Assets shall not include the Excluded Assets.

                  1.2. Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

                         (a)  "ABI" means America's Best Inns, Inc., a Delaware
corporation.

                         (b)  "Affiliate" means with respect to any Person, any
Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with such Person.

                         (c)  "BMC" means Brewer Management Company, Inc., a
Delaware corporation.


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                                                                              4




                         (d)  "Bookings" means the contracts or reservations
for the use of guest rooms, banquet facilities, restaurants or meeting rooms in any Hospitality Unit.

                         (e)  "Books and Records" means all books, records,
ledgers, files, information, data and other written materials to the extent relating to the operation of any Hospitality Unit or Related Business, including, without limitation, books and records (i)relating to taxes which are payable in connection with the operation of any Hospitality Unit or Related Business, including, without limitation, accounting and tax records and information pertaining to events occurring in connection with the operation of any Hospitality Unit or Related Business prior to the Closing Date, and
(ii)required to be retained by the Purchaser after the Closing Date pursuant to obligations imposed by applicable law.

                         (f)  "BRC" means Best Reservations Corporation, an
Illinois not-for-profit corporation.

                         (g)  "Consumables" means all of Seller's unused food
and beverages, all unused engineering, maintenance and housekeeping supplies, including soap, cleaning materials, fuel and other materials, all unused stationery, brochures, advertising materials and other printed items, and all of Sellers' other unused supplies of all kinds which are held in storage and available for use in connection with the maintenance and operation of any Hospitality Unit.

                         (h)  "Employee" means each employee of any of the
Sellers who regularly works for such Seller in connection with the operation of the Hospitality Units, the Franchise Business, the Management Business or the Reservation Business.

                         (i)  "Environmental Laws" means, without limitation,
the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss.9601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss.ss.11001 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss.6901 et seq., the Toxic Substances Control Act, 15 U.S.C. ss.ss.2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. ss.ss.136 et seq., the Clean Air Act, 42 U.S.C. ss.ss.7401 et. seq., the Clean Water Act, 33 U.S.C. ss.ss.1251 et seq., the Safe Drinking Water Act, 42 U.S.C. ss.ss.300f et seq., the Occupational Safety and Health Act, 29 U.S.C. ss.ss.641, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss.1801, et seq., as any of the above statutes have been amended from time to time prior to the date hereof, all rules and regulations promulgated prior to the date hereof pursuant to any of the above statutes, and any other federal, state or local law, statute, ordinance, rule or regulation governing environmental, health or safety matters, as the same have been amended from time to time prior to the date of this Agreement, including any common law cause of action, all indemnity agreements and other contractual obligations relating to environmental, health and safety matters.

                         (j)  "ERISA Affiliate" means each business or entity
which is a member of a "controlled group of corporations", under "common control" or an "affiliated service group" with any Seller within the meaning of Sections 414(b), (c) or (m) of the Code (as hereinafter defined), or required to be aggregated with any Seller under Section 414(o) of the Code, or is under "common control" with any Seller within the meaning of Section 4001(a)(14) of ERISA (as hereinafter defined).

                         (k)  "Excluded Assets" means each of the assets listed
on Schedule 1.1(k).

                         (l)  "FF&E" shall mean all fixtures, furniture,
furnishings, fittings, equipment, machinery, apparatus, appliances and other articles of personal property owned by any Seller and located on the Land or Sellers' Leased Land, as applicable, or in any Hospitality Unit as of the date of this Agreement and used or usable in connection with the operation of any Hospitality Unit or any Related Business. FF&E does not include (i)Consumables,
(ii)Small Operating Equipment, (iii)equipment leased by any Seller or provided to any Seller pursuant to a Service Agreement and not owned or leased by any Seller, (iv)the Sellers' Improvements and (v)property owned or leased by guests, employees or other persons furnishing goods or services to any Hospitality Unit.

                         (m)  "Franchise Business" means ABI's Best Inns and
Best Suites franchise program, including, without limitation, all operational concepts and manuals, advertising programs, training programs, franchise fees receivable accruing from and after the Closing Date (as hereinafter defined), and all of ABI's rights under any franchise agreement.

                         (n)  "Hazardous Materials" means any pollutants,
contaminants, substances, materials, wastes, constituents, compounds, chemicals, natural or man-made elements or forces (including, without limitation, petroleum or any by-products or fractions thereof, any form of natural gas, lead, asbestos or asbestos-containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing equipment, radon and other radioactive elements, pesticides, defoliants, and urea formaldehyde foam insulation) that are regulated by, or may form the basis of liability under, any Environmental Laws.

                         (o)  "Management Business" means BMC's motel property
management services business, including, without limitation, sales and marketing support, financial planning and reporting, maintenance services, human resources services, contracting for outside services and all of BMC's rights under any motel property management agreement.

                         (p)  "Miscellaneous Assets" shall mean all contract
rights, Books and Records, technology and technological information, warranties, guarantees, plans, drawings, specifications, surveys, building or engineering records and reports, schedules and the like in any Seller's possession relating to the original construction or any renovations of any of the Hospitality Units.

                         (q)  "Pension Plan" means each Employee Plan (other
than a multi-employer plan) which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA.

                         (r)  "Person" means any individual, partnership,
limited partnership, corporation (including a business trust), not-for-profit corporation, limited liability company, joint stock company, estate, trust, business trust, unincorporated association, joint venture or other entity or a government or an agency or political subdivision thereof.

                         (s)  "Related Business" means, collectively, the
Franchise Business, the Management Business and the Reservations Business.

                         (t)  "Reservations Business" means BRC's central
reservation system pursuant to which BRC books guest reservations, additions and cancellations with respect to each participating Hospitality Unit under the "Best Inn" or "Best Suite" names.

                         (u)  "Sellers' knowledge"  The terms "Sellers'
knowledge", "Sellers' best knowledge", "to the knowledge of Seller", or "to the best knowledge of Seller" mean the knowledge of any director or executive officer of a Seller that is a corporation; the managing general partner of any Seller that is a limited partnership or a general partnership; the manager of any Seller that is a limited liability company; ABI's knowledge (as defined above) for any Seller that is a contractual joint venture, and in each case, the knowledge of any employee of any of the foregoing entities who is involved in the management of such entities.

                         (v)  "Small Operating Equipment" means all china,
glassware, stemware, bath mats, bath rugs, shower curtains, tools, linens, towels, uniforms, bedding, silverware, telephones, televisions, cable equipment, computer equipment and peripherals and any other equipment, goods, utensils, supplies or reserve stock owned by any Seller, located in any Hospitality Unit and used or held in reserve or storage for future use in connection with the maintenance and operation of any Hospitality Unit. The term "Small Operating Equipment" does not include Consumables and the FF&E.

                         (w)  "Transaction Documents" means, collectively, this
Agreement and each other agreement, deed, instrument, certificate or other document executed or otherwise delivered in connection with the transactions contemplated by this Agreement.

                         (x)  "Welfare Plan" means each Employee Plan which is
an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA.

                  1.3. No Assumption. Except as expressly provided in this Agreement, Purchasers will not assume any of the liabilities of Sellers relating to or incurred or in connection with the ownership or operation of the Assets, it being understood that any liabilities under any of the Service Agreements, Intercompany Contracts, Third Party Contracts, transferable Insurance Policies or Permits transferred to Purchaser at the Closing (a) which arose prior to the Closing, shall not be assumed by Purchaser and shall remain Sellers' responsibility and (b) which arise after the Closing, shall be assumed by Purchaser and shall become Purchaser's responsibility.

                                   Article 2
                                 Purchase Price

                  2.1. Purchase Price. Subject to the terms of this Agreement and to the adjustments, credits and additional payments hereinafter specifically provided for, the Purchaser shall pay to Seller Eighty-Four Million Dollars ($84,000,000) (the "Purchase Price") on the Closing Date by wire transfer of immediately available funds to such account as Sellers shall specify to Purchaser, in writing, prior to the Closing Date.

                  2.2. Allocation of Purchase Price. Purchaser and Sellers confirm that Schedule 2.2 accurately sets forth the portions of the total consideration to be paid by Purchaser allocable (i) to each of Hospitality Units and (ii) to each of the other Assets to be conveyed to Purchaser in connection with the transactions contemplated by the Agreement and the other Transaction Documents.

                                   Article 3
                                 Review Period

                  3.1. Review Period. (a) During the period (the "Review Period") between the date hereof and January 29, 1998, Purchaser shall have the right to review the financial and physical condition and methods of operation of the Hospitality Units and the Related Businesses, any of the documents, instruments or agreements heretofore or hereafter delivered to Purchaser pursuant to this Agreement or otherwise, or any of the matters referred to therein, and to determine whether the same are satisfactory to Purchaser, in its sole discretion. On or before the end of the Review Period, Purchaser shall notify Seller, in writing, of whether it has elected to terminate this Agreement. If Purchaser elects to terminate this Agreement, it shall provide Seller with its reason for such termination in its notice, it being understood that no such reason shall affect the validity or effectiveness of such termination notice.

                         (b)  In the event that Purchaser's environmental
consultant shall recommend that Purchaser have a Phase II environmental assessment performed in any

Hospitality Unit, Purchaser shall notify Sellers and Purchaser shall provide Sellers with a copy of Purchaser's Phase I environmental assessment relating to such Hospitality Unit. Sellers shall within five (5) days of such notice advise Purchaser, in writing, whether or not it has agreed to allow Purchaser to perform a Phase II environmental assessment in such Hospitality Unit. If Sellers do not allow a Phase II environmental assessment be performed in such Hospitality Unit, Purchaser shall have the right to elect to terminate this Agreement upon written notice to Sellers, whereupon this Agreement shall terminate and be of no further force or effect, except for those provisions which by their terms are intended to survive. Purchaser's rights under this
Section 3.1(b) are not intended to limit any of Purchaser's other rights otherwise set forth in this Agreement.

                                   Article 4
                         Representations and Warranties

                  4.1. Representations and Warranties of Sellers. Sellers represent and warrant as follows:

                       4.1.1. Organization of Sellers; Authority of Sellers; Validity. (a) ABI is a corporation, duly formed under the laws of the state of Delaware and in good standing under the laws of such state and is authorized to do business in each state in which the conduct of its business or the ownership of any of the Assets requires it to be so qualified. ABI has full power and authority to execute and deliver to Purchaser this Agreement and all other Transaction Documents to which it is a party and to own and operate those Assets owned by it and perform the obligations and carry out the duties imposed on ABI by this Agreement and by all the other Transaction Documents. This Agreement has been duly authorized, approved and executed by ABI and constitutes the valid and binding obligation of ABI, enforceable against ABI in accordance with its terms. The Transaction Documents to which ABI is a party have been duly authorized and approved, and upon due execution and delivery of such Transaction Documents, will constitute the valid and binding obligations of ABI, enforceable against ABI in accordance with their respective terms.

                         (b)  BMC is a corporation, duly formed under the laws
of the state of Delaware and in good standing under the laws of such state and is authorized to do business in each state in which the conduct of its business or the ownership of any of the Assets requires it to be so qualified. BMC has full power and authority to execute and deliver to Purchaser this Agreement and all other Transaction Documents to which it is a party and to own and operate those Assets owned by it and perform the obligations and carry out the duties imposed on BMC by this Agreement and by all the other Transaction Documents. This Agreement has been duly authorized, approved and executed by BMC and constitutes the valid and binding obligation of BMC, enforceable against BMC in accordance with its terms. The Transaction Documents to which BMC is a party have been duly authorized and approved, and upon due execution and delivery of such Transaction Documents, will constitute the valid and binding obligations of BMC, enforceable against BMC in accordance with their respective terms.

                         (c)  BRC is a not-for-profit corporation, duly formed
under the laws of the state of Illinois and in good standing under the laws of such state and is authorized to do business in each state in which the conduct of its business or the ownership of any of the Assets requires it to be so qualified. BRC has full power and authority to own and operate those Assets owned by it. The Transaction Documents to which BRC is a party will have been duly authorized and approved on or prior to the Closing Date, and upon due execution and delivery of such Transaction Documents, will constitute the valid and binding obligations of BRC, enforceable against BRC in accordance with their respective terms.

                         (d)  Carbondale Hospitality Partners, an Illinois
limited partnership ("Carbondale"), is a limited partnership, duly formed under the laws of the state of Illinois and in good standing under the laws of such state and is authorized to do business in each state in which the conduct of its business or the ownership of any of the Assets requires it to be so qualified. Carbondale has full power and authority to execute and deliver to Purchaser this Agreement and all other Transaction Documents to which it is a party and to own and operate those Assets owned by it and perform the obligations and carry out the duties imposed on Carbondale by this Agreement and by all the other Transaction Documents. This Agreement has been duly authorized, approved and executed by Carbondale and constitutes the valid and binding obligation of Carbondale, enforceable against Carbondale in accordance with its terms. The Transaction Documents to which Carbondale is a party have been duly authorized and approved, and upon due execution and delivery of such Transaction Documents, will constitute the valid and binding obligations of Carbondale, enforceable against Carbondale in accordance with their respective terms.

                         (e)  Paducah Joint Venture, an Illinois general
partnership ("Paducah"), is a general partnership, duly formed under the laws of the state of Illinois and in good standing under the laws of such state and is authorized to do business in each state in which the conduct of its business or the ownership of any of the Assets requires it to be so qualified. Paducah has full power and authority to execute and deliver to Purchaser this Agreement and all other Transaction Documents to which it is a party and to own and operate those Assets owned by it and perform the obligations and carry out the duties imposed on Paducah by this Agreement and by all the other Transaction Documents. This Agreement has been duly authorized, approved and executed by Paducah and constitutes the valid and binding obligation of Paducah, enforceable against Paducah in accordance with its terms. The Transaction Documents to which Paducah is a party have been duly authorized and approved, and upon due execution and delivery of such Transaction Documents, will constitute the valid and binding obligations of Paducah, enforceable against Paducah in accordance with their respective terms.

                         (f)  Fort Wayne Joint Venture, an Illinois general
partnership ("Fort Wayne"), is a general partnership, duly formed under the laws of the state of Illinois and in good standing under the laws of such state and is authorized to do business in each state in which the conduct of its business or the ownership of any of the Assets requires it to be so qualified. Fort Wayne has full power and authority to execute and deliver to Purchaser this Agreement and all other Transaction Documents to which it is a party and to own and operate those Assets owned by it and perform the obligations and carry out the duties imposed on Fort Wayne by this Agreement and by all the other Transaction Documents. This Agreement has been duly authorized, approved and executed by Fort Wayne and constitutes the valid and binding obligation of Fort Wayne, enforceable against Fort Wayne in accordance with its terms. The Transaction Documents to which Fort Wayne is a party have been duly authorized and approved, and upon due execution and delivery of such Transaction Documents, will constitute the valid and binding obligations of Fort Wayne, enforceable against Fort Wayne in accordance with their respective terms.

                         (g)  Johnston, Iowa Joint Venture, an Illinois general
partnership ("Johnston"), is a general partnership, duly formed under the laws of the state of Illinois and in good standing under the laws of such state and is authorized to do business in each state in which the conduct of its business or the ownership of any of the Assets requires it to be so qualified. Johnston has full power and authority to execute and deliver to Purchaser this Agreement and all other Transaction Documents to which it is a party and to own and operate those Assets owned by it and perform the obligations and carry out the duties imposed on Johnston by this Agreement and by all the other Transaction Documents. This Agreement has been duly authorized, approved and executed by Johnston and constitutes the valid and binding obligation of Johnston, enforceable against Johnston in accordance with its terms. The Transaction Documents to which Johnston is a party have been duly authorized and approved, and upon due execution and delivery of such Transaction Documents, will constitute the valid and binding obligations of Johnston, enforceable against Johnston in accordance with their respective terms.

                         (h)  Springfield Joint Venture, an Illinois general
partnership ("Springfield"), is a general partnership, duly formed under the laws of the state of Illinois and in good standing under the laws of such state and is authorized to do business in each state in which the conduct of its business or the ownership of any of the Assets requires it to be so qualified. Springfield has full power and authority to execute and deliver to Purchaser this Agreement and all other Transaction Documents to which it is a party and to own and operate those Assets owned by it and perform the obligations and carry out the duties imposed on Springfield by this Agreement and by all the other Transaction Documents. This Agreement has been duly authorized, approved and executed by Springfield and constitutes the valid and binding obligation of Springfield, enforceable against Springfield in accordance with its terms. The Transaction Documents to which Springfield is a party have been duly authorized and approved, and upon due execution and delivery of such Transaction Documents, will constitute the valid and binding obligations of Springfield, enforceable against Springfield in accordance with their respective terms.

                         (i)  Anderson Joint Venture, an Illinois general
partnership ("Anderson"), is a general partnership, duly formed under the laws of the state of Illinois and in good standing under the laws of such state and is authorized to do business in each state in which the conduct of its business or the ownership of any of the Assets requires it to be so qualified. Anderson has full power and authority to execute and deliver to Purchaser this Agreement and all other Transaction Documents to which it is a party and to own and operate those Assets owned by it and perform the obligations and carry out the duties imposed on Anderson by this Agreement and by all the other Transaction Documents. This Agreement has been duly authorized, approved and executed by Anderson and constitutes the valid and binding obligation of Anderson, enforceable against Anderson in accordance with its terms. The Transaction Documents to which Anderson is a party have been duly authorized and approved, and upon due execution and delivery of such Transaction Documents, will constitute the valid and binding obligations of Anderson, enforceable against Anderson in accordance with their respective terms.

                         (j)  Libertyville Joint Venture, an Illinois general
partnership ("Libertyville"), is a general partnership, duly formed under the laws of the state of Illinois and in good standing under the laws of such state and is authorized to do business in each state in which the conduct of its business or the ownership of any of the Assets requires it to be so qualified. Libertyville has full power and authority to execute and deliver to Purchaser this Agreement and all other Transaction Documents to which it is a party and to own and operate those Assets owned by it and perform the obligations and carry out the duties imposed on Libertyville by this Agreement and by all the other Transaction Documents. This Agreement has been duly authorized, approved and executed by Libertyville and constitutes the valid and binding obligation of Libertyville, enforceable against Libertyville in accordance with its terms. The Transaction Documents to which Libertyville is a party have been duly authorized and approved, and upon due execution and delivery of such Transaction Documents, will constitute the valid and binding obligations of Libertyville, enforceable against Libertyville in accordance with their respective terms.

                         (k)  Nashville Joint Venture, an Illinois general
partnership ("Nashville"), is a general partnership, duly formed under the laws of the state of Illinois and in good standing under the laws of such state and is authorized to do business in each state in which the conduct of its business or the ownership of any of the Assets requires it to be so qualified. Nashville has full power and authority to execute and deliver to Purchaser this Agreement and all other Transaction Documents to which it is a party and to own and operate those Assets owned by it and perform the obligations and carry out the duties imposed on Nashville by this Agreement and by all the other Transaction Documents. This Agreement has been duly authorized, approved and executed by Nashville and constitutes the valid and binding obligation of

Nashville, enforceable against Nashville in accordance with its terms. The Transaction Documents to which Nashville is a party have been duly authorized and approved, and upon due execution and delivery of such Transaction Documents, will constitute the valid and binding obligations of Nashville, enforceable against Nashville in accordance with their respective terms.

                         (l)    Jackson Best Suites, L.L.C., an Illinois
limited liability company ("Jackson"), is a limited liability company, duly formed under the laws of the state of Illinois and in good standing under the laws of such state and is authorized to do business in each state in which the conduct of its business or the ownership of any of the Assets requires it to be so qualified. Jackson has full power and authority to execute and deliver to Purchaser this Agreement and all other Transaction Documents to which it is a party and to own and operate those Assets owned by it and perform the obligations and carry out the duties imposed on Jackson by this Agreement and by all the other Transaction Documents. This Agreement has been duly authorized, approved and executed by Jackson and constitutes the valid and binding obligation of Jackson, enforceable against Jackson in accordance with its terms. The Transaction Documents to which Jackson is a party have been duly authorized and approved, and upon due execution and delivery of such Transaction Documents, will constitute the valid and binding obligations of Jackson, enforceable against Jackson in accordance with their respective terms.

                         4.1.2. Governmental Approvals.  As of the date hereof,
no approval, consent, order or authorization of, or designation, registration or declaration with, any governmental authority is required in connection with the valid execution and delivery of, and compliance with, this Agreement or any of the other Transaction Documents by Sellers. To the extent that either Purchaser or Sellers determine that any such approval, consent, order, authorization, designation, registration or declaration is required in respect of Sellers by any such governmental authority, then Sellers shall obtain such approval, consent, order authorization, or designation, or effect such registration or declaration in accordance with subsection 5.1.12.

                         4.1.3. Compliance with Other Instruments.  Neither the
execution, delivery or performance by Sellers of this Agreement, nor any of the transactions contemplated hereby or by the other Transaction Documents will (a) conflict with, or will result in a breach of, violate, or will constitute a default under, (i) the organizational documents of any Seller, (ii) any judgment, statute, rule, order, decree, writ, injunction or regulation of any court or governmental authority to which any Seller is subject, or (iii) any material agreement or instrument to which any Seller may be bound or which may affect the Assets (other than the agreements or instruments for which Sellers are obligated to obtain consents pursuant to subsection 5.1.3), or (b) result in the creation or imposition of any lien, charge, or encumbrance upon any of the Assets or any other property of any Seller. Without limiting the foregoing provisions of this subsection 4.1.3, all franchise agreements relating to the Franchise Business and Service Agreements, including, without limitation, Hospitality

Unit management agreements are transferable by Seller to Purchaser or to any designee or assignee of Purchaser.

                         4.1.4. Bankruptcy; Insolvency; Litigation. (a) There
is not pending against any Seller, or any of their respective Affiliates (i) a petition in bankruptcy, whether voluntary or otherwise, (ii)an assignment for the benefit of creditors, (iii) any petition seeking reorganization or arrangement under the bankruptcy or insolvency laws of the United States or any state, or (iv)any other similar action brought under such bankruptcy or insolvency laws; (b)no trustee or receiver has been appointed to take control over any Seller, or any part of the property of any Seller and (c)except as set forth on Schedule 4.1.4, to Sellers' knowledge, there are no other material claims, litigation or proceedings against any Seller or any of the Assets.

                         4.1.5. Financial Statements. (a) Prior to the date
hereof, Sellers have furnished Purchaser with copies of (i) audited consolidated financial statements of Sellers as of December 31, 1996 and 1995, and (ii)unaudited statements of income and expense for each of the Hospitality Units for the period ending on October 31, 1997 (the "Interim Operation Statements"). Such financial statements (collectively, the "Operation Statements") are true, accurate, complete and correct copies and the statements of income and expense contained therein present fairly the results of operations for the periods then ended in conformity with generally accepted accounting principles applied on a consistent basis ("GAAP") (or in the case of the Interim Operation Statements, GAAP for interim financial statements). Since October 31, 1997, there has been no material adverse change in the results of operations for any of the Hospitality Units or any Related Business.

                         (b)    As of the date of such Operation Statements,
there were no liabilities of Sellers, whether accrued, contingent, absolute, determined, determinable or otherwise, required to be reflected on the balance sheets included in such Operation Statements or disclosed in the notes thereto which were not so reflected or disclosed which would have a material adverse effect on the Sellers. Since October 31, 1997, no liabilities have been incurred by Sellers other than liabilities incurred in the ordinary course of Sellers' respective businesses, which would be required to be reflected in a balance sheet of Sellers prepared in accordance with GAAP, other than as disclosed in the Operation Statements.

                         (c)    Prior to the date hereof, Sellers have
furnished Purchaser with copies of unaudited statements of income and expense for Robert N. Brewer for the annual periods ended December 31, 1995 and December 31, 1996. Such financial statements are accurate, complete and correct copies and present fairly the results of operations of Robert N. Brewer for the periods then ended, prepared in conformity with GAAP.

                         4.1.6. Sellers' Leases.  The copies of the Sellers'
Leases heretofore delivered to Purchaser by Sellers are true, complete and correct copies thereof and have not been otherwise amended, modified or supplemented. No Seller has heretofore waived any obligations of the landlords under the Sellers' Leases, except as set forth in the Sellers' Leases heretofore delivered to Purchaser, and no Seller shall waive any landlord's obligations prior to the Closing Date without the prior written approval of Purchaser. The Sellers' Leases are valid and subsisting and in full force and effect, no Seller (nor to the best knowledge of Sellers any other party) is in default thereunder, and to the best knowledge of Sellers, no event or omission has occurred which but for the passing of time or giving of notice or both could give rise to any such default. There are no percentage rents payable pursuant to any of the Sellers' Leases. The landlord under each Seller's Lease is not an Affiliate of any Seller. Each Seller's Lease was entered into an arms-length terms.

                         4.1.7.  Leases.  There are no Leases of any space at
any Hospitality Unit by any Seller, as landlord to any other Person, as tenant, and no Person has the right to occupy any portion of any Hospitality Unit pursuant to any written or oral agreement, other than transient guests staying at any Hospitality Unit.

                         4.1.8.  Service or Other Agreements. There are no
equipment leases, building service agreements, management agreements, agreements for advertising billboards or similar matters or other agreements relating to the operation of the Hospitality Units, except as set forth in
Schedule 4.1.8. annexed hereto (collectively, the "Service Agreements"). To the Sellers' best knowledge, none of the Service Agreements has been amended or otherwise modified, each of the Service Agreements is valid and subsisting and in full force and effect, none of the parties thereto is in default thereunder, and no event or omission has occurred which but for the passing of time or giving of notice or both could give rise to such default. Sellers have heretofore delivered to Purchaser true, correct and complete copies of each Service Agreement in their possession. Sellers shall deliver to Purchaser true, correct and complete copies of each Service Agreement not heretofore delivered to Purchaser within fifteen (15) days after the date hereof. No Affiliate of any Seller is a counterparty to any Service Agreement.

                         4.1.9.  Insurance. Schedule 4.1.9 is a complete and
accurate list of all insurance policies maintained by Sellers with respect to the Hospitality Units and the Related Businesses (collectively, the "Insurance Policies"). Each of said Insurance Policies is now in full force and effect, and all premiums due thereunder have been paid. No Seller has received any written notice from the insurance company which issued any of said Insurance Policies stating in effect that such Insurance Policy will not be renewed or will be renewed at a higher premium than is presently payable therefor. No Seller has received any written notice from any insurance company which has issued an Insurance Policy requesting performance of any structural or other repairs or alterations to any Hospitality Unit, which has not been complied with.

                         4.1.10. Facilities; Related Businesses.  The
facilities of the Hospitality Units do not materially vary from the descriptions thereof in Schedule

4.1.10(a). The operation of each Related Business does not materially vary from the descriptions thereof in Schedule4.1.10(b). As used herein, the term "Operation" means the use and operation of the facilities described in Schedule4.1.10(a), and the businesses described in Schedule4.1.10(b) for the respective purposes and in the respective manner they were used and operated immediately before the execution of this Agreement, as described more particularly in such Schedule4.1.10(a) and Schedule4.1.10(b).

                         4.1.11. Legal Requirements.  To the Sellers'
knowledge, the Hospitality Units, and each of the Related Businesses are in compliance with all laws, rules, regulations, codes and other requirements of any governmental authority having jurisdiction over any of the Hospitality Units or any of such Related Businesses, as applicable, and with the requirements of any local board of insurance underwriters and of the insurance company which is presently insuring any of the Hospitality Units or any of such Related Businesses, as applicable ("Legal Requirements"). The Land and the Leased Land has been lawfully subdivided from all adjacent properties. To the Sellers' knowledge, there are no Legal Requirements which would materially inhibit or materially adversely affect (a)the operation or occupancy of the Hospitality Units as presently operated or occupied or (b)the operation of any of the Related Businesses, as presently operated.

                         4.1.12. Permits.  To the knowledge of Sellers, all
governmental or private easements, permits, licenses (including, without limitation, liquor licenses), consents, and approvals, (collectively, "Permits") which are necessary in order to own or operate the Hospitality Units or the Related Businesses, as applicable, in accordance with Legal Requirements for the Operation and for the purposes provided for by the Sellers' Leases have been issued and paid for and are in full force and effect. The Permits are listed on Schedule 4.1.12 hereto. To the best of Sellers' knowledge, there is no pending threat of modification or cancellation of any of the Permits. To the best of Sellers' knowledge, none of the Improvements depend on any variance, special exception or other special municipal approval for their continuing legality. None of the Permits depend upon any real property or rights appurtenant thereto other than the Land or the Leased Land.

                         4.1.13. Public Access.  Each of the Hospitality Units
has public vehicular and pedestrian access adequate for its intended purpose, by roadways duly dedicated and accepted by all relevant governmental authorities. Other than as set forth on Schedule 4.1.13, Sellers have no knowledge of any Federal, State or local plan to substantially change that portion of the highway or road system abutting any of the Hospitality Units or to restrict or change access from any such highway or road to the Hospitality Units.

                         4.1.14. Utilities.  All drainage facilities and water,
sewer, gas, electric, telephone and other utilities required for the normal operation of the Hospitality Units (collectively, "Utilities") enter the Land or the Leased Land, as applicable, through adjoining public property or, if they pass through adjoining private property, do so in accordance with written and duly recorded private or governmental easements. All Utilities are connected and in service, are adequate to service the Hospitality Units and are supplied directly by facilities of public utilities. All costs of installing Utilities required to be paid by the owner of the Hospitality Units or any of them, if any, have been fully paid.

                         4.1.15. Parking.  Schedule 4.1.15 accurately sets
forth the number of indoor and outdoor parking spaces at each of the Hospitality Units and the same fully comply with all applicable provisions of law and with all Leases, Sellers' Leases, and to Sellers' best knowledge, title conditions and other agreements with respect thereto.

                         4.1.16. Condition of the Hospitality Units.  The
electrical, plumbing, heating, drainage, air conditioning, mechanical, roofs and other systems in the Hospitality Units are in good working order and repair (ordinary wear and tear excepted) and are adequate in quality and quantity for the proper operation of the Hospitality Units. The Hospitality Units are in good condition (ordinary wear and tear excepted) and there are no structural or other material defects therein.

                         4.1.17. Condemnation.  No Seller has received notice
of any condemnation proceeding with respect to all or part of any of the Hospitality Units and to the knowledge of Sellers, no such proceeding is contemplated by any governmental authority.

                         4.1.18. Restrictions.  Sellers have not received
notice of any violation of any restriction, condition or agreement contained in any instrument affecting any of the Hospitality Units or any of the Related Businesses.

                         4.1.19. No Options, etc.  No party has any contract
right, option, right of first refusal, right of first offer or other right to acquire all or any part of the Assets.

                         4.1.20. Sellers' Personal Property.  (a)  Schedule
4.1.20(a)(1) is a complete and accurate inventory of the Sellers' Personal Property located at each of the Hospitality Units and each location in which the Related Businesses are located. Such inventory contains at least "two par" (as such term is used in the motel business) for each of the Hospitality Units. Sellers have good and marketable title to the Personal Property free and clear of all liens, encumbrances, equipment leases, chattel, mortgages and claims of others, except as set forth on Schedule4.1.20(a)(2). All of the Personal Property has been paid for in full.

                         (b) (i)  All Consumables, FF&E and Small Operating
Equipment consist of a quality and quantity usable or saleable in the ordinary and usual course of business, except for items of obsolete materials and materials of below standard value;

(ii)the quantities of each type of Consumables, FF&E and Small Operating Equipment are reasonable and appropriate in the present circumstances of each of the Hospitality Units and the Related Businesses; (iii)all Consumables, FF&E and Small Operating Equipment is located at the Hospitality Units or at 1205 Skyline Drive, Marion, Illinois; (iv)no Consumables, FF&E or Small Operating Equipment is stored with a bailee, warehouseman or similar party; and (v)no Consumables, FF&E or Small Operating Equipment is under consignment to any person.

                         4.1.21. Assessments.  No assessments for public
improvements have been made against any of the Hospitality Units which remain unpaid, and to the best of Sellers' knowledge none have been proposed.

                         4.1.22. Flood Hazard.  None of the Hospitality Units
lie in any area designated as a flood hazard area under the document entitled "Department of Housing and Urban Development, Federal Insurance Administration -- Special Flood Hazard Area Maps".

                         4.1.23. Mechanics and Materialmen.  No services,
materials or work have been supplied by contractors, subcontractors or materialmen with respect to any of the Hospitality Units for which an invoice has been rendered and for which payment is not delinquent.

                         4.1.24. Employment Matters.  (a)  Employees.  There
are no written agreements or understandings (including, without limitation, employment or collective bargaining agreements) between Sellers and the Employees at any of the Hospitality Units, or the Employees of any of the Related Businesses, as applicable (including, without limitation, severance agreements). No Employee of any Seller is a member of any labor union, trade union, or similar organization. Each employee of each Seller is an employee at will. Schedule 4.1.24(a) is a complete and correct list of all persons who are employed by Sellers, in connection with the management, operation or maintenance of the Hospitality Units and the Related Businesses, setting forth, with respect to each of them, his or her name, employer name, date employment commenced, and regular wages or salary.

                         (b)     Documents.  Neither Seller, nor any Affiliate
of any Seller contributes to or sponsors any "pension plan" (within the meaning of Section3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (each such plan individually herein referred to as an "Employee Pension Benefit Plan") on behalf of Employees at any Hospitality Unit or any Related Business. Schedule 4.1.24(b) sets forth a true, correct and complete list of each other agreement, arrangement, plan or policy to provide deferred compensation, bonuses, fringe benefits or other compensation or benefits to any employee at any Hospitality Unit or any Related Business (herein referred to as the "Other Employee Benefit Plans") (all Employee Pension Benefit Plans and Other Employee Benefit Plans herein collectively referred to as the "Employee Plans"). Neither of the Sellers nor any

ERISA Affiliate has any plan or commitment, whether legally binding or not, to establish any new Employee Plan or to enter into any agreement related to terms of employment, nor has any intention of Sellers to do the foregoing been communicated to the Employees by Sellers or by any of their respective Affiliates. To the extent in existence, the Sellers have provided, or will cause to be provided, to Purchaser (i)current, accurate and complete copies of all documents embodying or relating to each Employee Pension Benefit Plan, including all amendments thereto and trust or funding agreements with respect thereto; (ii)the two (2) most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA; (iii)the most recent summary plan description; and (iv)all material communications to any Employee or Employees relating to each Employee Pension Benefit Plan.

                         (c)     Neither the Sellers, nor any ERISA Affiliate,
to the knowledge of Sellers, presently sponsors, maintains, contributes to, nor is required to contribute to, nor has the Sellers or any ERISA Affiliate ever sponsored, maintained, contributed to, or been required to contribute to with respect to any Employees (i) a Pension Plan which is subject to Title IV of ERISA; (ii) a multi-employer plan (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA); or (iii) any Employee Plan which provides, or has any liability to provide, life insurance, medical, severance or other employee welfare benefits to any Employee upon his retirement or termination of employment, except as may be required by Section 4980B of the Code.

                         (d)     Compliance.  All contributions, payments or
premiums due under any Employee Plan have been made. To the knowledge of Sellers, each Employee Plan has been administered in material compliance with its terms, and applicable provisions of the Code (as hereinafter defined), ERISA and other laws, and neither Sellers nor, to the knowledge of Sellers, any fiduciary of any Employee Plan has engaged in any transaction prohibited by
Section 406 of ERISA or described in Section 4975(d) of the Code and for which there is no exemption.

                         (e)     Employment Matters.  Except as set forth on
Schedule 4.1.24(e) and, to the knowledge of Sellers, the Sellers (i)are in compliance with all applicable federal, state and local laws, rules and regulations (domestic and foreign) respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii)have withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii)are not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv)are not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for Employees.

                         4.1.25. Labor Matters.  (a)  Except as set forth on
Schedule 4.1.25, no Seller has received notice of any:

                                 (i)    pending grievances or arbitration
proceedings or unsatisfied arbitration awards, or judicial proceedings or orders respecting awards, relating to Sellers, or any of the Hospitality Units or any of the Related Businesses or any employees of Sellers;

                                 (ii)   pending unfair labor practice charges
or complaints, unsatisfied unfair labor practice orders or judicial proceedings or orders with respect thereto relating to Sellers, or any of the Hospitality Units or any of the Related Businesses or any employees of Sellers;

                                 (iii)  pending charges or complaints with or
by city, state or federal civil or human rights agencies, unremedied orders by such agencies or judicial proceedings or orders with respect to obligations under city, state or federal civil or human rights or antidiscrimination laws or executive orders relating to Sellers or any of the Hospitality Units or any of the Related Businesses or any employees of Sellers; or

                                 (iv)   other pending or actual claims,
actions, proceedings, charges, investigations, complaints, petitions or unsatisfied orders, or to the best of Sellers' knowledge, any threat thereof by or before any administrative agency or court respecting alleged obligations of Sellers, their respective employees, or the employees' representatives.

                         (b)     There are no strikes, picketing, job actions,
slowdowns or other curtailment of work by any employees or their representatives or attempts to interfere with the normal operation of any of the Hospitality Units or any of the Related Businesses by any person, group of persons or organization.

                         4.1.26. Advance Reservations.  Schedule 4.1.26 sets
forth, with respect to each Hospitality Unit, the "rack rate" applicable to the rooms in each Sellers' Motel, as well as the group and other promotional rates offered with respect to each Sellers' Motel, setting forth the size of the group entitled to group rates and the persons entitled to any such promotional rates.

                         4.1.27. Taxpayer Identification.  The United States
taxpayer identification number of ABI is 37-1132930, of BMC is 37-0890020, of BRC is 37-1222729, of Carbondale is 37-1133417, of Paducah is 37-1163974, of
Fort Wayne is 37-1197547, of Johnston is 42-1340709, of Springfield is 37-1215503, of Anderson is 36-3592732, of Libertyville is 37-1221220, of
Nashville is 37-1355075 and of Jackson is 37-1362977. No Seller is a foreign person (as defined in the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder (the "Code")), and Purchaser is not required to deduct and withhold any tax under Section 1445(a) of the Code in connection with the disposition of the Assets pursuant to this Agreement.

                         4.1.28. Taxes.  Sellers have previously provided to
Purchasers true, correct and complete copies of all federal, state and local tax returns filed by Sellers for the tax years 1995 and 1996 relating to income, motel occupancy, franchise or sales taxes. Each Seller has duly filed, or has obtained a filing extension from the appropriate federal, state and local governments or governmental agencies with respect to, all tax returns required to be filed by Sellers for all such taxes. Payment in full of all taxes shown to be due on such tax returns or otherwise due and payable by Sellers has been made. All amounts required to be withheld by Sellers from employees for income taxes, social security and other payroll taxes have been collected and withheld and, together with all sales or hotel occupancy taxes, accrued through the date hereof, have either been paid to the respective governmental agencies, set aside in accounts for such purpose or accrued, reserved against and entered upon the applicable Seller's books and records.

                         4.1.29. Environmental Matters.  Except as disclosed on
Schedule 4.1.29:

                         (a)     to the Sellers' knowledge, Sellers, the
Related Businesses and the Hospitality Assets have been operated at all times, and are, in compliance with applicable Environmental Laws, including all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained therein;

                         (b)     to the Sellers' knowledge, Sellers and the
Related Businesses have obtained, are in compliance with, and have made all appropriate filings for issuance or renewal of, all permits, licenses, authorizations, registrations and other governmental consents required by any applicable Environmental Laws ("Environmental Permits"), and all such Environmental Permits are in full force and effect;

                         (c)     Sellers have not received notice of any
claims, notices, civil, criminal or administrative actions, suits, hearings, investigations, inquiries or proceedings pending or to the Sellers' knowledge, threatened against Sellers or the Related Businesses, or any of their respective predecessors, and no requests from any governmental authority or other third party to perform any investigatory or remedial activity have been made to Sellers, the Related Businesses or any of their respective predecessors, that are based on or related to any actual or alleged release of Hazardous Materials or any other environmental, health or safety matters or the failure to have any required Environmental Permits;

                         (d)     to the Sellers' knowledge, there are no past
or present conditions, events, circumstances, facts, activities, practices, incidents, actions or omissions that (x)would give rise to any liability or other obligation of Sellers or the Related Businesses under any Environmental Laws, or (y)would interfere with or prevent continued compliance by Seller or the Related Businesses with Environmental Laws and/or Environmental Permits;

                         (e)     to the Sellers' knowledge, there are no, and
have never been any, underground or aboveground storage tanks, incinerators or surface impoundments at, on, under, or within any of the Hospitality Units;

                         (f)     to the Sellers' knowledge, there have been no
releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) of Hazardous Materials by Sellers, the Related Businesses or any of their respective predecessors on, at, under, affecting or migrating from any of the Hospitality Units, and to the Sellers' knowledge, each is free of contamination arising from, relating to, or resulting from any release discharge or emission of Hazardous Materials, other than such releases and contamination that are permitted by, and would not result in liability under, Environmental Laws.

                         4.1.30. Software.  Schedule 4.1.30 identifies all of
the software used in connection with the ownership and operation of each of the Hospitality Units and the Related Businesses (collectively, "Software"). Sellers are the owners or licensees of the Software and, except as listed on
Schedule 4.1.30, and for Software licensed to the Sellers under "shrinkwrap" software licenses, the Software and all rights thereunder are transferable to Purchaser without restriction. No Seller has granted any person a license to use any proprietary Software owned by any Seller.

                         4.1.31. The Americans with Disabilities Act.  To the
knowledge of Sellers, the Land, the Improvements and the Leased Property, when used for the purposes and in the manner presently used, complies with the provisions of the Americans with Disabilities Act of 1990, 42 U.S.C. ss.ss.12101 et seq. as presently enacted and interpreted by applicable governmental entities (the "ADA"), and all other Legal Requirements governing the use of any portion of the Land, the Improvements and the Leased Property by persons with disabilities.

                         4.1.32. Third Party Consents.  Except as set forth on
Schedule 4.1.32, no approval, consent or authorization of any third party, including, without limitation, any general or limited partners, shareholders or members of or joint venturers with any Seller (or with respect to BRC, from any other person in connection with the maintenance of BRC's not-for-profit status) is required in connection with the valid execution and delivery of and compliance with this Agreement or any of the other Transaction Documents by Sellers.

                         4.1.33. Intellectual Property.  (a) Sellers own or
have the right to use all Intellectual Property necessary for the operation of the Hospitality Units and the Related Businesses as presently conducted. Except as otherwise set forth in subsection 4.1.30, each item of Intellectual Property owned or used by Sellers immediately prior to the Closing hereunder will be owned or available for use by the Purchaser on identical terms and conditions immediately subsequent to the Closing hereunder.

                         (b)     To Sellers' knowledge, Sellers have not
interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and Sellers have not received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Sellers must license or refrain from using any Intellectual Property rights of any third party).

                         (c)     To the knowledge of Sellers, no third party is
presently interfering with, infringing upon, misappropriating, or otherwise coming into conflict with any Intellectual Property rights of Sellers.

                         (d)     Schedule 1.1(i) hereto identifies each
trademark, service mark, item of trade dress, logo, trade name, corporate name, or copyright owned by Sellers, and identifies each license, agreement, or other permission which Sellers have granted to any third party with respect to any of their respective Intellectual Property. Sellers have delivered to the Purchaser correct and complete copies of all such licenses, agreements, and permissions (as amended to date) and has made available to the Purchaser correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. With respect to each item of Intellectual Property required to be identified on Schedule 1.1(i):

                                 (i)    Sellers possess all right, title, and
interest in and to the item, free and clear of any security interest, lien, license, or other restriction;

                                 (ii)   the item is not subject to any
outstanding injunction, judgment, order, decree, ruling, or charge;

                                 (iii)  no action, suit, proceeding, hearing,
investigation, charge, complaint, claim, or demand is pending or, to the knowledge of Sellers is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                                 (iv)   Sellers have never agreed to indemnify
any entity or person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                         (e)     There exists no item of Intellectual Property
which is necessary for the operation of the Hospitality Units or the Related Business as presently conducted, which is owned by a third party and for which Sellers do not have a valid, transferable license or other right to use such Intellectual Property.

                         4.1.34. Title to Real Property.  Sellers hold good and
marketable title in fee simple to that portion of the Land underlying the Hospitality Units, free and clear of all mortgages, options, liens, charges, easements, agreements, claims, restrictions or other encumbrances of any kind or nature, except as disclosed on Schedule 4.1.34 and as would otherwise be shown on an accurate title report in respect of any such Hospitality Unit.

                         4.1.35. Agreements in Respect of Related Businesses.
Schedule 4.1.35(a) sets forth a list of all contracts and other agreements between any Seller and any unaffiliated third party, together with any amendments, which relate to any of the Related Businesses (collectively, the "Third Party Contracts"). Schedule 4.1.35(b) sets forth a list of all material contracts and other agreements between any Seller and any of its Affiliates, together with any amendments, which relate to any of the Related Businesses (collectively, the "Intercompany Contracts"). Each of the Third Party Contracts and each of the Intercompany Contracts are unmodified, in full force and effect and are each enforceable in accordance with their respective terms. Each of the Intercompany Contracts have been and continue to be performed in accordance with their respective terms. Sellers have no knowledge of any defaults under any of the Third Party Contracts or the Intercompany Contracts which remain uncured, or of any event or omission which has occurred and which but for the passing of time, or the giving of notice, or both would constitute such a default.

                         4.1.36. Additional Representations Regarding BRC.  (a)
All of the membership interests in BRC are held by the Persons listed on
Schedule 4.1.36. ABI has good title to its membership in BRC, free and clear of all liens, charges, claims, agreements, restrictions or other encumbrances of every kind or nature. ABI's membership in BRC has been duly authorized, validly issued, and is non-assessable. BRC is in compliance in all material respects, with all laws applicable to not-for-profit entities under the Code (as hereinafter defined) and in the State of Illinois and in each other state in which BRC is doing business.

                         (b)     There are no warrants, options, rights
(including stock or membership interest appreciation, phantom stock, profit participation or similar rights and rights to demand registration of, or to sell in connection with a registration by BRC of, any securities of BRC under the federal securities laws), calls or other commitments of any nature relating to the membership interests of BRC and there are no outstanding securities of BRC other than the membership interests listed on Schedule 4.1.36. Other than with respect to the right of each franchisee of the Franchise Business to be issued membership in BRC, BRC is not obligated to issue any of its memberships for any purpose.

                         (c)     There are no corporations, partnerships,
associations, trusts, joint ventures or other entities in which BRC owns, directly or indirectly, any capital stocks or other equity, ownership or proprietary interest.

                         (d)     Without duplicating any of the representations
set forth in this Article 4, BRC (i)does not own any material assets other than as set forth on Schedule 4.1.36(d)(i), and (ii)does not have any liabilities or obligations of any kind whatsoever (whether accrued, absolute, contingent or otherwise) except for the liabilities set forth on Schedule 4.1.36(d)(ii).

                         (e)     Prior to the date hereof, BRC has furnished
Purchaser with copies of unconsolidated, audited financial statements of BRC for the periods ended December 31, 1995 and December 31, 1996, each prepared in accordance with GAAP.

                         4.1.37. Safe Deposit Boxes and Baggage.  No
Hospitality Unit contains any (a) safe deposit boxes or similar storage systems or (b) baggage storage facilities, in each case, available for the use of guests at any Hospitality Unit.

                         4.1.38. Materiality.  No representation or warranty of
any Seller contained in this Agreement or in any Exhibit or Schedule hereto contains an untrue statement of a material fact or omits to state a material fact necessary to render the statements therein contained not misleading in any material respect.

                  4.2.   Representations and Warranties of Purchaser.

                         4.2.1.  Organization of Purchaser.  Purchaser is a
corporation duly formed under the laws of the state of Georgia and in good standing under the laws of such state and is authorized to do business in each state in which the conduct of its business or the ownership of any of its assets requires it to be so qualified. Purchaser has full power and authority to execute and deliver to Sellers this Agreement and all other Transaction Documents to which it is a party and perform the obligations and carry out the duties imposed on Purchaser by this Agreement and by all the other Transaction Documents. This Agreement has been duly authorized, approved and executed by Purchaser and constitutes the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms. The Transaction Documents to which Purchaser is a party have been duly authorized and approved, and upon due execution and delivery of such Transaction Documents, will constitute the valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms.

                         4.2.2.  Compliance with Other Instruments.  Neither
the entry into nor the performance of, or compliance with, this Agreement and the other Transaction Documents to which Purchaser is a party will result in any violation of, be in conflict with or constitute a default under any articles of organization, operating agreement, corporate charter, certificate of incorporation, bylaw, mortgage, indenture, contract, permit, judgment, decree, order, statute, rule or regulation applicable to Purchaser.

                         4.2.3.  Governmental Approvals.  No approval, consent,
order or authorization of, or designation, registration or declaration with, any governmental authority is required in connection with the valid execution and delivery of, and compliance with, this Agreement or any of the other Transaction Documents by Purchaser.


                                   Article 5
                              Conditions Precedent

                  5.1. Conditions Precedent to Purchaser's Obligations. The fulfillment by Sellers of each of the following conditions ("Sellers' Closing Conditions") on or before the Closing Date (any or all of which may be waived in whole or in part by Purchaser) is a condition precedent to the obligations of Purchaser under this Agreement.

                         5.1.1.  State of Title; Title Policies; Title
Commitments; Surveys. (a) Sellers shall have, and shall convey to Purchaser in accordance with Article 8, good, marketable and insurable title to the Hospitality Units, subject only to the exceptions to title as shown in the commitments from the Title Insurer (as hereinafter defined) to issue the title insurance policies described in clause (b) (the "Commitments"), and either consented to, or not objected to by Purchaser, acting as a reasonably prudent purchaser of improved real property (the "Permitted Exceptions"), relating to the Hospitality Units.

                         (b)     Stewart Title Guaranty Company, or such other
nationally-recognized title insurance company acceptable to Purchaser ("Title Insurer") shall have issued to Purchaser an ALTA owner's title insurance policy with respect to each of Hospitality Units in amounts and in form reasonably acceptable to Purchaser. Each such policy shall insure fee title to the Improvements and the Land, except that the policies issued with respect to Hospitality Units which are subject to Sellers' Leases, shall insure (x) that the applicable Sellers' Lease is a valid and subsisting lease of Leased Land for the unexpired portion of the term of such Sellers' Lease, subject to the terms, covenants and conditions of such Sellers' Lease, (y) fee title to the Improvements located on the applicable parcel of Leased Land and (z) the validity of Purchaser's rights with respect to any option conveyed to Purchaser, by Sellers at Closing to purchase all or any portion of Sellers' Leased Land and the Improvements located thereon. No such policy shall contain any standard or other exceptions other than the Permitted Exceptions, and each such policy shall contain the following, whether by endorsement or otherwise, all in form and substance satisfactory to Purchaser and to the extent available in the applicable jurisdiction:

                                 (i)    Affirmative insurance against
mechanics' liens, including inchoate mechanics' liens;

                                 (ii)   With respect to any Land or Sellers'
Leased Land consisting of more than one parcel, affirmative insurance that such parcels are contiguous;

                                 (iii)  Affirmative insurance that no
restrictive covenants of record have been breached and that no such breach shall result in any forfeiture or reversion; and

                                 (iv)   Such other affirmative insurance as
Purchaser shall reasonably request.

                         (c)     In order to evidence Sellers' title to the
Hospitality Units, as promptly as possible, Purchaser shall have received current as-built surveys of each of the Hospitality Units prepared by a licensed surveyor satisfactory to Purchaser, prepared to the standard of the "Minimum Standard Detail Requirements for Land Title Surveys" jointly established and adopted by ALTA and ACSM, as currently in effect (collectively, the "Surveys"), and otherwise satisfactory to Purchaser, Title Insurer and any lender designated by Purchaser.

                         (d)     Within five (5) business days after receipt of
the Commitments and the Surveys, Purchaser shall advise Sellers of any objections it may have to the state of title to the Hospitality Units indicated in the Commitments or the Surveys. Sellers shall cause such objections to title (other than Permitted Exceptions) to be removed of record at or prior to the Closing. Subject to clause (e), if Sellers fail to cause any such objections to be discharged of record, the provisions of Article 9 shall apply.

                         (e)     In the event that there shall be a defect in
the state of title which cannot readily be removed by the expenditure of money or other commercially reasonable methods, Sellers shall be entitled to a reasonable adjournment of the Closing Date of at least thirty (30) days in order to attempt to cure such defect. If such defect has not been so cured within such 30-day period, or such longer period as may be granted to Sellers by Purchaser, at the election of Purchaser, this Agreement may be terminated by Purchaser upon two (2) business days prior written notice to Sellers, whereupon this Agreement shall terminate and be of no further force or effect, except for those provisions which by their terms are intended to survive. If Sellers cure such defect, to the satisfaction of Purchaser, prior to the expiration of such adjournment period, then Purchaser and Sellers shall proceed to consummate the Closing upon the terms and conditions set forth in this Agreement, within ten
(10) business days after Purchaser has received notice of Sellers' cure of such defect.

                         (f)     The parties hereto acknowledge that Purchaser
shall order the Commitments and the Surveys promptly after execution and delivery of this Agreement. Notwithstanding the foregoing, Purchaser's receipt and approval of such

Commitments and Surveys in accordance with this subsection 5.1.1 shall continue to be a Seller's Closing Condition.

                           5.1.7.  Estoppels.  There shall have been delivered
to Purchaser estoppel certificates dated not more than fifteen (15) days prior to the Closing Date, in form and substance reasonably satisfactory to Purchaser from (a) the landlords under each of the Sellers' Leases and (b) the counterparties to each of the management agreements in respect of the Management Business and each of the franchise agreements in respect of the Franchise Business.

                           5.1.3.  Consents.  There shall have been delivered
to Purchaser agreements, in form and substance reasonably satisfactory to Purchaser, consenting to the transfer of the Hospitality Units, the Related Businesses and the other Assets, as applicable, from each of the persons listed on Schedule 4.1.32. None of such consents shall require any modifications of any of the terms of the Sellers' Leases, Service Agreements, Third Party Contracts, or Intercompany Contracts, and any fees or costs incurred in obtaining such consents shall be borne solely by Sellers. Sellers shall have delivered each such consent to Purchaser on or prior to the date fifteen (15) days after the date hereof (the "Consent Date"). The expiration of the Review Period shall be extended by one (1) day for each day beyond the Consent Date that any consents have not been delivered to Purchaser.

                           5.1.4.  Cancellations.  If Purchaser by written
notice given at or prior to the Closing shall have elected not to take an assignment of one or more of the Intercompany Contracts or transferable Insurance Policies, Sellers shall have canceled the same (or caused the same to be canceled), shall have paid all cancellation fees due in connection therewith, and shall have provided evidence of the foregoing satisfactory to Purchaser.

                           5.1.5.  Opinion of Counsel.  There shall have been
delivered to Purchaser a customary opinion of Sellers' counsel covering matters which include, without limitation, the formation, existence and good standing of the Sellers, due authorization, due execution and delivery of this Agreement and the other Transaction Documents, no conflicts and validity and enforceability of this Agreement and the other Transaction Documents, in each case, in a form reasonably acceptable to Purchaser.

                           5.1.6.  Updated Financial Statements.  Sellers
shall have delivered to Purchaser (a) updates of the Operation Statements delivered pursuant to subsection 4.1.5, as soon as such updates are available, but in no event later than twenty (20) days after the end of each month, and such updates shall indicate no material adverse changes in the financial condition of the Hospitality Units, the Related Businesses or any of the other Assets, as applicable and (b) letters from Robert N. Brewer's auditors within fifteen (15) days of the end of each month, indicating no material adverse changes in the financial condition of Robert N. Brewer.

                           5.1.7.  Updated Schedules.  Sellers shall update, as
of the Closing Date, the information set forth on each Schedule to this Agreement, as of the Closing Date.

                           5.1.8.  Representations and Warranties True; No
Default. All of the representations and warranties of the Sellers set forth in
Article 4 shall be true and correct in all material respects as if made on the Closing Date, and Sellers shall have complied in all material respects with the covenants and agreements set forth herein to be performed or complied with by them on or before the Closing Date.

                           5.1.9.  Delivery of Documents; etc.  All of the
documents, instruments and other items required to be executed and exchanged between Sellers and Purchaser at Closing or delivered to Purchaser at or prior to Closing shall have been executed and exchanged or delivered as appropriate.

                           5.1.10. No Pending Adverse Litigation.  On the
Closing Date, there shall not then be pending or, to the knowledge of any Seller, threatened, any litigation, administrative proceeding, investigation or other form of governmental enforcement, or executive or legislative proceeding relating to the Assets, not covered by insurance and which, if determined adversely, would either individually, require the payment by Sellers of more than $5,000, or in the aggregate, require the payment by Sellers of more than $50,000.

                           5.1.11. Taxes.  Sellers shall have paid any state,
federal or local gains tax or transfer tax, if any, payable in connection with the transfer of the Land or the Sellers' Leases in accordance with Article 11.

                           5.1.12. Governmental Approvals.  Any and all
governmental regulatory compliance and any approvals necessary to consummate the transactions contemplated by this Agreement or any other Transaction Document have been performed and/or obtained, as the case may be, including, without limitation, any approvals, consents, orders, authorizations, designations, registrations or declarations determined, after the date hereof, in accordance with subsection 4.1.2, to be required.

                           5.1.13. Bulk Sales.  The parties hereto waive
compliance by the Sellers with the provisions of any so-called bulk sales or bulk transfer laws or similar laws in connection with the transactions contemplated by this Agreement.

                           5.1.14. No Bankruptcy, etc.  Between the date of
this Agreement and the Closing Date, (a)no Seller shall have applied for or consented to the appointment of a receiver, trustee or liquidator for itself or any of its assets unless the same shall have been discharged prior to the Closing Date, and no such receiver, liquidator or trustee shall have otherwise been appointed, unless same shall have been discharged prior to the Closing Date, (b)no Seller shall have admitted in writing an inability to pay its debts as they mature, (c)no Seller shall have made a general assignment for the benefit of creditors, (d)no Seller shall have been adjudicated a bankrupt or insolvent, or had a petition for reorganization granted with respect to such Seller, and (e)no Seller shall have filed a voluntary petition seeking reorganization or an arrangement with creditors or taken advantage of any bankruptcy, reorganization, insolvency, readjustment or debt, dissolution or liquidation law or statute, or filed an answer admitting the material allegations of a petition filed against it in any proceedings under any such law, or had any petition filed against it in any proceeding under any of the foregoing laws unless the same shall have been dismissed, canceled or terminated prior to the Closing Date.

                           5.1.15. Sellers' Certification.  Sellers shall have
certified in writing to Purchaser that all of the Closing Conditions have been complied with in full.

                           5.1.16. Membership in BRC.  Sellers shall have taken
all necessary and proper actions, including, without limitation, amending BRC's by-laws, to cause the substitution of Purchaser for ABI as a member in BRC. Seller shall, on or prior to the Closing Date, have delivered evidence reasonably satisfactory to Purchaser that such substitution has taken place and that at Closing, Purchaser shall have succeeded to all of ABI's right, title and interest in and to BRC.

                           5.1.17. Advance Reservations.  (a)  Sellers shall
have delivered to Purchaser on or before the date five (5) days prior to the Closing Date a certificate setting forth all of the advance reservations accepted by Sellers for the period after such date, setting forth the name of the guest, the date of such reservation, the type, and if applicable, the grade of room, the daily rate and the amount and date of any deposit received or to be received.

                           (b)     Sellers shall have delivered to Purchaser on
the Closing Date, a certificate updating the certificate described in clause
(a) to show such advance reservations accepted by Sellers for the period after the Closing Date.

                           5.1.18. Existing Mortgages.  Unless Purchaser has
requested, in writing, that Sellers cause any mortgagee to assign any mortgage, at Purchaser's expense (together with the applicable promissory note) encumbering any Hospitality Unit to Purchaser's lender or other designee (to the extent such assignment is permissible in the applicable jurisdiction and to the extent such mortgages and related promissory notes are, by their terms, freely assignable), Sellers shall have caused, at Sellers' expense (a)the repayment, in full, of such indebtedness, together with any interest accruing thereon and prepayment premiums, upon receipt of customary payoff letters and
(b)the satisfaction of each such mortgage and any other security document (including, without limitation, UCC-1 financing statements) sufficient to remove such matter from the public record, in each case, in a manner acceptable to Purchaser.

                         5.1.19. Personal Property Search.  There shall have
been delivered to Purchaser (a) a search by Title Insurer (or another person satisfactory to Purchaser) of the relevant public records indicating that except as may be approved by Purchaser in its sole discretion, there are no financing statements, conditional sales contracts, chattel mortgages or other liens and encumbrances of record affecting the Personal Property and there are no bankruptcies, federal or state or local tax liens or judgments affecting Sellers or any of the Assets and (b) by Sellers, to the extent such search discloses any such matters, satisfactions or terminations of each such matter to Purchaser's satisfaction (including, without limitation, UCC-3 terminations) sufficient to remove such matters from the public record.

                         5.1.20. Management and Franchise Agreements.  (a)  BMC
and the applicable Sellers shall have entered into management agreements on substantially the same terms and conditions as BMC would have entered into on the date hereof, in its capacity as a hotel or motel manager, with a third party hotel or motel owner, containing a management fee of five percent (5%) of total hotel or motel revenues for such property and otherwise on arm's-length terms which are mutually acceptable to the parties hereto, in each case, in respect of the hotel properties under development by Sellers listed on Schedule 6.1.2(b).

                         (b)     To the extent legally permissible in the
states where the applicable Hospitality Units are now or will be located, ABI and the applicable Sellers shall have entered into franchise agreements on ABI's standard form of franchise agreement with third party franchisees and otherwise having a fifteen (15) year term, a franchise royalty fee of 5% of room revenues, a reservation fee of 1% of room revenues, a national marketing fee of 1% of room revenues, no up-front franchise application fee and otherwise on arm's length terms which are mutually acceptable to the parties hereto, in each case, in respect of the hotel properties under development by Sellers listed on Schedule 6.1.2(b). If it is not legally permissible for ABI and such Sellers to enter into one or more of such franchise agreements with respect to one or more of such hotel properties listed on Schedule 6.1.2(b) on or prior to the Closing Date, then, as soon after the Closing Date as it is legally permissible for U.S. Franchise Systems, Inc. or an Affiliate thereof ("USFS") and such Sellers to enter into franchise agreements in respect of such hotel properties, the applicable Sellers and USFS shall enter into franchise agreements on USFS's standard form of franchise agreement for the America's Best Inns or America's Best Suites brands, and otherwise containing the terms described in the immediately preceding sentence, with respect to such hotel properties (it being understood that such standard form of franchise agreement shall not materially differ from the standard form of franchise agreement heretofore provided to Sellers by USFS, other than with respect to such terms described in the immediately preceding sentence). The provisions of this clause
(b) shall survive the Closing.

                  5.2. Conditions Precedent to Sellers' Obligations. The fulfillment by Purchaser of each of the following conditions ("Purchaser's Closing Conditions") on or before the Closing Date (any or all of which may be waived in whole or in part by Sellers) is a condition precedent to the obligations of Sellers under this Agreement.

                         5.2.1.  Payment of Purchase Price.  Purchaser shall
have paid the Purchase Price, subject to adjustment in accordance with the terms of this Agreement.

                         5.2.2.  Representations and Warranties True; No
Default. All of the representations and warranties of the Purchaser set forth in Article 4 shall be true and correct in all material respects as if made on the Closing Date, and Purchaser shall have complied, in all material respects, with the covenants and agreements set forth herein to be performed or complied with by Purchaser on or before the Closing Date.

                         5.2.3.  Purchaser's Due Authorization.  Purchaser
shall have delivered to Sellers, on or prior to the Closing Date (a) a certificate of existence or good standing, or similar certificate, issued by the secretary of state of the state in which Purchaser is organized, (b) a certificate of an officer, managing member or other authorized Person, on behalf of Purchaser, attaching true and correct copies of (i) the portions of Purchaser's operating agreement, by-laws, or similar organizational document forming the basis for the authority of the Person executing and delivering this Agreement and the other Transaction Documents on behalf of Purchaser (the "Signatory") to take such actions on behalf of Purchaser and (ii) to the extent required by the terms of such operating agreement, by-laws or similar organizational document, an instrument of consent, executed by the Persons required to authorize the Signatory to take such actions on behalf of Purchaser and (c) a true, correct and complete copy of Purchaser's articles of organization, certificate of incorporation or similar original document, certified by the secretary of state of the state in which Purchaser is organized.

                                   Article 6
                                   Covenants

                  6.1. Covenants of Sellers. In addition to the other covenants, agreements and obligations of Sellers under this Agreement, Sellers covenant as follows:
                         6.1.1.   Inspection and Access.  (a)  Purchaser shall
be entitled to have representatives of Purchaser at each Hospitality Unit and the offices of the Related Businesses, at reasonable times, during normal business hours, and otherwise under reasonable circumstances, to observe and become familiar with the operations of the Hospitality Units and the Related Businesses (which shall include reasonable access to the Books and Records), provided (i) Purchaser shall give Sellers at least two (2) days prior written or oral notice in each instance Purchaser desires to send such representative(s) to any Hospitality Unit or office of any Related Business,
(ii) such representative(s) do not unreasonably or materially interfere with Hospitality Unit management or employees or any of the operations of the Hospitality Units and (iii) Sellers shall have the right to accompany such representative(s) at all times at any such Hospitality Unit or office of any Related Business. Sellers will instruct senior management of the Hospitality Units and the Related Businesses to reasonably cooperate with such representative(s). Without limiting the foregoing provisions of this subsection 6.1.1, Sellers shall, upon request of Purchaser, make available to Purchaser, and Purchaser's authorized representatives and employees, all records, tax returns, accounts, employee information, surveys, plans, engineering studies and other files relating to the Assets which are in the possession of Sellers and shall on the Closing Date deliver the same, as may be directed by Purchaser.

                         (b)     Sellers will allow an independent appraiser
and/or engineer(s) and/or environmental consultant(s) and/or land surveyor(s), selected and paid for by Purchaser and by Purchaser's lender which is providing financing to Purchaser for the purchases contemplated hereby, access to the Hospitality Units at reasonable times, during normal business hours and otherwise under reasonable circumstances, in order to conduct a review of the Assets (which review shall be physically non-intrusive), provided (i)Purchaser shall give Sellers at least two (2) days prior written notice in each instance Purchaser desires or is required to send such appraiser(s) and/or engineer(s) and/or environmental consultant(s) and/or land surveyor(s) to the Hospitality Units, (ii)such appraiser and/or engineer(s) and/or environmental consultant(s) and/or land surveyor(s) do not interfere with Hospitality Unit management or employees or any of the operations of the Hospitality Unit and (iii)Sellers shall have the right to accompany such appraiser and/or engineer(s) and/or environmental consultant(s) at all times at the Hospitality Unit.

                         (c)     Without limiting the terms of this subsection
6.1.1, Purchaser shall have the right to (i)inspect records, reports, permits, applications, monitoring results, studies, correspondence, data and any other information or documents relevant to environmental, health and safety matters affecting Sellers, the Related Businesses, and/or the Hospitality Units,
(ii)inspect the Hospitality Units and the Related Businesses, including, without limitation (A)perform Phase I environmental site assessments, and
(B)conduct tests of the soil and groundwater at, in, on, beneath or about the Hospitality Units as may be recommended by an environmental consultant engaged by Purchaser; provided that in the case of clause(B), such tests and inspections shall be conducted in the manner set forth in clauses (i) - (iii) of paragraph (b) above.

                         6.1.2.  Noncompetition. Sellers agree that in order
for Purchaser to protect the value of the Assets being acquired pursuant to this Agreement neither Sellers nor any entity owned or controlled by Sellers shall for a period of 10 years from the date hereof (or such shorter period as may be requested by Purchaser from time to time with respect to one or more Hospitality Units) (x) induce or attempt to induce any employees of Purchaser to leave its employ, (y) own, operate, manage, lease or otherwise acquire any interest in any motel, hotel, motor inn or similar establishment located within the areas described on Schedule 6.1.2(a) or (z) own, operate, manage or otherwise acquire any interest in any hospitality franchise or reservation business similar to any of the Related Business, it being understood that nothing set forth in this subsection 6.1.2 shall prevent Sellers or Robert N. Brewer, as applicable, from (a) owning or managing the America's Best Inns Motels described in Schedule 6.1.2(b) or (b) participating in the development and management of any Hawthorne Suites or Microtel hotels. The provisions of this subsection shall survive the Closing.

                         6.1.3.  Closing Conditions.  Sellers will use their
respective reasonable, good faith efforts, and will cooperate with Purchaser, to secure all necessary consents, approvals, authorizations and exemptions from governmental agencies and other third parties, including, without limitation, all consents required by subsections 4.1.2 and 4.1.32. Sellers will use their respective reasonable, good faith efforts to obtain the satisfaction of the conditions specified in Section 5.1.

                         6.1.4.  Operation of the Assets.  (a)  Between the
date hereof and the Closing Date, Sellers shall continue the Operation of the Hospitality Units and the Related Businesses in the ordinary course of Sellers' respective businesses and shall timely make all repairs, maintenance and replacements to keep the Hospitality Units and all fixtures and equipment thereon and therein in good and operable condition, and shall keep supplies adequately stocked, as if the sale of the Assets hereunder were not to occur.

                         (b)     Between the date hereof and the Closing Date
Sellers shall continue to accept reservations with respect to the Hospitality Units in accordance with Sellers' ordinary practices as if the sale of the Assets hereunder was not to occur.

                         (c)     Between the date hereof and the Closing Date
Sellers shall maintain in effect all advertising and promotional campaigns (including any radio, television, billboard, pamphlet, auto club or other campaigns) at the level usual for the Hospitality Units and the Related Businesses as if the sale of the Hospitality Units and the Related Businesses were not occurring. Without limiting Sellers' obligations elsewhere in this Agreement, Seller shall provide all information reasonably requested by Purchaser regarding its current and planned advertising and promotional campaigns.

                         (d)     Between the date hereof and the Closing Date
Sellers shall, with respect to Hospitality Units and the Related Businesses, timely pay and perform all of the obligations to be performed by Sellers and the Partnerships under the Leases, Permits, Ground Leases, Service Agreements, Third Party Contracts and Intercompany Contracts. Between the date hereof and the Closing Date, Sellers shall not amend, modify, or terminate any of the foregoing or waive any of the material obligations of any other party thereto, without obtaining in each instance, the prior written consent of Purchaser. Between the date hereof and the Closing Date Sellers shall keep all of the Insurance Policies in full force and effect.

                         6.1.5.  Disclosure; Press Releases.  Except with the
prior written consent of Purchaser or as otherwise required by applicable law or regulations, Sellers shall not disclose to any third party the terms of this transaction. Purchaser agrees to consult with Sellers prior to issuing any press release relating to this Agreement or the transactions contemplated hereby, it being understood that Sellers' consent shall not be required with respect to any such press release.

                         6.1.6.  Other Transactions.  From and after the date
hereof until the earlier to occur of (a) the Closing Date or (b) the expiration or termination of this Agreement, Sellers shall not (i) provide any information, financial or otherwise, relating to any of the Assets, to, or (ii) conduct negotiations concerning the sale, assignment, transfer or other disposition of any of the Assets with any prospective acquirer of any of the Assets, other than Purchaser.

                         6.1.7.  Discharge of Liens.  Without limiting Sellers'
obligations to discharge liens and encumbrances to the extent provided elsewhere in this Agreement, Sellers shall, at or prior to Closing, discharge of record any liens or title conditions created or suffered to be created by Sellers on or after the date hereof to the extent that at Closing, Sellers shall be able to convey such property, free and clear of any such leases or any other liens, encumbrances or claims of third parties. If Sellers are unable to discharge of record any such liens or title conditions, Sellers may cause such liens or title conditions to be discharged of record in accordance with subsection 5.1.1(e).

                         6.1.8.  Mechanics' Liens.  If, subsequent to the
Closing Date, any mechanic's or other similar lien, charge or order for the payment of money shall be filed against any of the Hospitality Units or against Purchaser, based upon any act or omission, or alleged act or omission of Sellers, their agents, servants or employees, or any contractor, subcontractor or materialman in connection with the construction, completion and installation by Sellers of improvements at any of the Hospitality Units (including, without limitation, Tenant improvements) or repairs made to any of the Hospitality Units then, within twenty (20) days after notice to Sellers of the filing thereof, and regardless of whether such lien, charge or order shall be valid or enforceable as such, Sellers shall take such action, by bonding, deposit, payment or otherwise, as will remove or satisfy such lien, charge or order, of record. The provisions of this subsection shall survive the Closing.

                         6.1.9.  Indemnity.  (a)  Remedies.  Except as
otherwise limited by this subsection 6.1.9, Sellers and Robert N. Brewer shall, jointly and severally, defend, indemnify, and hold harmless and reimburse Purchaser and each of Purchaser's assignees and designees and each of their respective Affiliates, officers, directors, agents and consultants (collectively, the "Purchaser Indemnitees") for any and all claims, losses, liabilities, damages, costs (including court costs) and expenses (including reasonable attorneys' and accountants' fees) exclusive of Environmental Costs (as hereinafter defined) incurred by any Purchaser Indemnitee (hereinafter "Loss" or "Losses") suffered or incurred by any Purchaser Indemnitee as a result of, or with respect to, (i) any breach or inaccuracy of any representation or warranty of the Seller set forth in this Agreement (other than as set forth in subsection 4.1.29) or in any certificate or other document delivered by Sellers pursuant hereto or in connection herewith, whether such breach or inaccuracy exists or is made on the date of this Agreement or as of the Closing Date; (ii) any breach of or noncompliance by Sellers or Robert N. Brewer, as applicable, with any covenant or agreement of Sellers or Robert N. Brewer, as applicable, contained in this Agreement;
(iii) the acquisition, development, construction, ownership or operation of the Assets prior to the Closing Date; provided, however, and without limiting the indemnity set forth in subsection 6.1.9(b), the indemnity set forth in this subsection 6.1.9(a)(iii) shall not provide any right of recovery with respect to (w) any violation of Environmental Laws by Sellers or otherwise, (x) any Loss related to Hazardous Materials, (y) the costs of any investigative, enforcement, cleanup, removal, containment, remedial or other similar action, regardless of by whom instituted, and (z) any claim for recovery of any amounts which would otherwise have been recoverable pursuant to a violation of subsection 4.1.29, if such representation were read without any qualifications regarding Sellers' knowledge, (iv) any claims asserted against any Purchaser Indemnitees under the bulk sales or bulk transfer laws of any state where the Assets are located or any similar laws now or hereafter in effect, including, without limitation, claims arising out of Sellers' failure to comply with such laws, or (v) any claim by an employee at any Hospitality Unit or any Related Business that arose under federal, state or local statute (including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1990, the Equal Pay Act, the Americans with Disabilities Act of 1990, ERISA and all other statutes regulating the terms and conditions of employment arising from transactions contemplated by this Agreement), regulation or ordinance, under the common law or in equity (including any claims for wrongful discharge or otherwise), or under any policy, agreement, understanding or promise, written or oral, formal or informal, between Seller and any employee at any Hospitality Unit or any Related Business arising out of actions, events or omissions that occurred (or, in the case of omissions, failed to occur) on or prior to the Closing Date.

                         (b)     Notwithstanding any other provision of this
Agreement, from and after the Closing Date, Sellers and Robert N. Brewer will jointly and severally indemnify, defend and hold harmless each Purchaser Indemnitee, from and against all Environmental Costs incurred by Purchaser resulting from the breach by Sellers of their respective representations and warranties set forth in subsection 4.1.29.

                         (c)     For purposes of this Agreement, the term
"Environmental Costs" shall mean the costs of any investigative, enforcement, cleanup, removal, containment, remedial or other private or governmental or regulatory action instituted or completed by any federal or state governmental authority or third party (which shall not include any Purchaser Indemnitee or any Affiliate of any Purchaser Indemnitee, unless such Purchaser Indemnitee or Affiliate of such Purchaser Indemnitee would have a direct cause of action against any other Purchaser Indemnitee, absent such affiliation) against any Purchaser Indemnitee relating to the environment or natural resources.

                         (d)     Indemnity Claims.

                                 (i)    Survival.  The representations,
warranties and indemnities of Sellers and Robert N. Brewer contained herein or in any certificate or other document delivered pursuant hereto or in connection herewith shall not be extinguished by the Closing but shall survive the Closing, subject to the limitations set forth in subsection 6.1.9(d)(ii) hereof with respect to the time periods within which claims for indemnity must be asserted, and the covenants and agreements of the Sellers contained herein shall survive without limitation as to time except as may be otherwise specified herein.

                                 (ii)   Time to Assert Claims.  All claims for
indemnification hereunder shall be asserted no later eighteen (18) months after the Closing Date, except as follows:

                                 (A)    claims with respect to Losses arising
out of or related in any way to the matters described in subsections 6.1.9(a)(ii), (iii), (iv) and (v) may be made without limitation, except as limited by law;

                                 (B)    claims with respect to Losses arising
out of or related in any way to (x) any breach of or inaccuracy in the representations and warranties contained in subsection 4.1.3(a)(ii) hereof insofar as such representations and warranties relate to any federal, state or local antitrust law or regulation, (y) any breach of or inaccuracy in the representations and warranties contained in subsection 4.1.28 hereof shall be made no later than thirty (30) days after the expiration of the applicable statute of limitations relative to the liability relating to such representation or warranty; and

                                 (C)     Indemnification claims made pursuant
to subsection 6.1.9(b) shall be made no later than three (3) years from the Closing Date.

                         (e)     Deductible; Limitation on Recovery.

                                 (i)    Purchaser shall make no claim against
Sellers or Robert N. Brewer for indemnification under subsection 6.1.9 unless and until the aggregate amount of such claims exceeds $50,000 (the "Deductible"), in which event Purchaser may claim indemnification for the amount of such claims.

                                 (ii)   The aggregate liability of all Sellers
and Robert N. Brewer under this Agreement shall be as follows: (x) for all claims under this Agreement other than those described in clauses (y) and (z) hereof, an amount not to exceed five percent (5%) of the Purchase Price, (y) for all claims under subsection 6.1.9(b) an amount not to exceed five percent (5%) of the Purchase Price, it being understood that the limitations on recovery in clause (x) and this clause (y) shall be exclusive of each other and shall not be aggregated, and (z) there shall be no limitation on the amount recoverable for claims based upon (A)fraud, (B)defects in the state of title to the Assets purported to be conveyed to the Purchaser at the Closing, (C) any violation of or failure to comply with any bulk sales or bulk transfer laws applicable to the Assets or to Sellers, (D)any breach by Sellers of their respective representations and warranties set forth in subsection 4.1.31 or (E) any breach of or noncompliance by any Seller of the provisions set forth in the last two sentences of subsection 5.1.20(b).

                         (f)     Notice of Claim.  Purchaser shall notify the
applicable Seller and Robert N. Brewer, in writing, of any claim for indemnification, specifying in reasonable detail the nature of the Loss or Environmental Cost, and, if known, the amount, or an estimate of the amount, of the liability arising therefrom. Purchaser shall provide to Seller and Robert
N. Brewer as promptly as practicable thereafter such information and documentation as may be reasonably requested by Seller and Robert N. Brewer to support and verify the claim asserted, so long as such disclosure would not violate the attorney-client privilege of Purchaser.

                         (g)     Defense.  If the facts pertaining to a Loss, or
Environmental Cost arise out of the claim of any third party, or if there is any claim against a third party (other than Purchaser or a Purchaser
Indemnitee) available by virtue of the circumstances of the Loss or Environmental Cost, Sellers and Robert N. Brewer may assume the defense or the prosecution thereof by prompt written notice to Purchaser and the affected Purchaser Indemnitee, including the employment of counsel or accountants, at Sellers' cost and expense; provided, however, the damages assessed against Purchaser in any action the defense of which has been assumed by Sellers and Robert N. Brewer, shall not be subject to the monetary limitations set forth in clause (e). Purchaser and the affected Purchaser Indemnitee shall have the right to employ counsel separate from counsel employed by Sellers and Robert N. Brewer in any such action and to participate therein, but the fees and expenses of such counsel employed by Purchaser and the affected Purchaser Indemnitee shall be at their expense. Sellers and Robert N. Brewer shall not be liable for any settlement of any such claim effected without their prior written consent, which shall not be unreasonably withheld; provided that if Sellers and Robert
N. Brewer do not assume the defense or prosecution of a claim as provided above within thirty (30) days after notice thereof from any Purchaser Indemnitee, Purchaser and the affected Purchaser Indemnitee may settle such claim without Sellers' and Robert N. Brewer's consent. Seller and Robert N. Brewer shall not agree to a settlement of any claim which provides for any relief other than the payment of monetary damages or which could have a material precedential impact or effect on the business or financial condition of any Purchaser Indemnitee without Purchaser's and the affected Purchaser Indemnitee's prior written consent. Whether or not Sellers and Robert N. Brewer choose to so defend or prosecute such claim, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith.

                         (h)     Subrogation.  To the extent that (x)Purchaser
may pursue an action against any Person other than the Sellers, the Sellers' Affiliates or Robert N. Brewer in respect of any claim arising out of this Agreement or the transactions contemplated hereby and (y) Purchaser has indefeasibly recovered, in full, the amount of any Losses or Environmental Costs arising out of the indemnification obligations set forth in this subsection 6.1.9, then Sellers and Robert N. Brewer shall be subrogated to any right Purchaser may have had against any such Person, with respect to such claim.

                         (i)     Exclusive Remedy.  Except for claims based
upon fraud, intentional misconduct, defects in the state of title to the Assets purported to be conveyed to Purchaser at the Closing, or for equitable or injunctive relief, the remedies pursuant to this subsection 6.1.9 are the sole and exclusive remedies of all Purchaser Indemnitees in connection with this Agreement and the transactions to be consummated pursuant hereto with respect to any subject matter addressed by this Agreement. For the purpose of the foregoing sentence, a subject matter shall be deemed to have been addressed by this Agreement without regard to the fact that a remedy may be limited in any fashion or may no longer exist due to the specific limitations on recovery contained in this Agreement. Purchaser expressly acknowledges that this subsection 6.1.9(f) is intended to limit all forms of remedies, whether in contract, tort, or any other form of action with respect to the subject matter addressed by this Agreement. In addition, the parties hereto agree that they have carefully negotiated all of the representations, warranties, indemnities and other remedies in this Agreement and except as otherwise expressly set forth herein, neither party makes or grants to the other any additional representations, warranties, indemnities or other remedies, whether express or implied.

                         6.1.10. Books and Records.  Sellers acknowledge that
the Books and Records which identify the list of the Hospitality Units' and the Related Business' respective customers are valuable trade secrets and are part of the Intellectual Property purchased by Purchaser pursuant to this Agreement. Neither Sellers nor any Affiliate of Sellers shall use such customer lists, nor Sellers' knowledge of the contents of the customer lists, directly to solicit the Hospitality Units' or the Related Businesses respective customers through direct mailing, telemarketing, or otherwise. The provisions of this subsection shall survive the Closing.

                         6.1.11. Title to and the Integrity of Certain
Intellectual Property. Sellers acknowledge that hereafter, as between Sellers and Purchaser, Purchaser is the owner of all right, title and interest in and to all Intellectual Property listed on Schedule 1.1. (i), including, without limitation, all other trademarks, service marks, trade dress, logos, trade names, corporate names and copyrights owned by any Seller and relating to the Assets. Sellers shall not do or suffer to be done any act or thing which will in any way adversely affect any rights of Purchaser in and to the Intellectual Property or any registrations thereof or which, directly or indirectly, will reduce the value of the Intellectual Property or detract from its reputation or goodwill. Sellers shall never challenge Purchaser's ownership of or the validity of the Intellectual Property or any application by Purchaser for registration thereof or any rights of Purchaser therein. The provisions of this subsection shall survive the Closing.

                         6.1.12. Commissions, etc.  Seller shall pay, on or
prior to the date due, all outstanding commissions and referral fees relating to any of the Hospitality Units, attributable matters arising prior to the Closing Date. The provisions of this subsection shall survive the Closing.

                         6.1.13. Change of ABI Corporate Name.  ABI shall after
the Closing, upon Sellers' request, cause its corporate name to be changed to a name which is dissimilar in all respects from the name "America's Best Inns" or any name similar thereto and, in any event, to a name which will not be likely to result in any confusion with or infringement upon (x)any corporate or trade name hereafter adopted by Purchaser or in respect of the Assets or (y)any of the Intellectual Property. The provisions of this subsection shall survive the Closing.

                  6.2. Covenants of Purchaser. Purchaser covenants as follows:

                         6.2.1.  Closing Conditions.  Purchaser shall use its
reasonable, good faith efforts to obtain satisfaction of Sellers' Closing Conditions.

                         6.2.2.  Disclosure.  Except with the prior written
consent of Sellers, Purchaser shall not disclose to any third party the terms of this transaction.

                         6.2.3.  Transferred Employees.  Purchaser agrees to
hire all of the Seller's Employees who regularly work in the Hospitality Units, the Franchise Business, the Management Business and the Reservations Business (the "Transferred Employees"), effective as of the date of Closing, on the same terms upon which such Sellers' Employees are currently employed by Sellers; provided that nothing herein shall be deemed to require Purchaser to continue to employ such Seller's Employee's for a period in excess of ninety (90) days or such shorter period if such Seller's Employee is dismissed for cause. The provisions of this subsection shall survive the Closing.

                         6.2.4.  Insurance Coverages for Transferred Employees.
Purchaser agrees to provide immediate coverage for the Transferred Employees, effective as of 12:00 a.m. on the date of Closing, under a group health insurance plan sponsored by the Purchaser. The group health insurance coverage will provide coverages similar to those provided by the Seller's plans. The Purchaser agrees to waive all waiting or elimination periods and preexisting condition limitations of such plan for the Transferred Employees and to equalize deductibles for the year for the Transferred Employees. The provisions of this subsection shall survive the Closing.

                         6.2.5.  Sellers' Access to Books and Records.  To the
extent Sellers or Robert N. Brewer have not retained copies thereof, upon reasonable prior notice and at reasonable times after the Closing, Purchaser shall permit Robert N. Brewer or ABI to review the Books and Records conveyed to Purchaser at the Closing, at Robert N. Brewer's or ABI's sole cost and expense, it being further understood that Purchaser shall have no liability to Robert N. Brewer or ABI in the event that all or any portion of such Books and Records shall have been lost or otherwise destroyed, it being understood that Purchaser shall use reasonable efforts to preserve such Books and Records until the third anniversary of the Closing. Robert N. Brewer or ABI shall not have access to any of Purchaser's books and records relating to any time period after the Closing. Robert N. Brewer and ABI agree to keep all such Books and Records in strict confidence unless it is necessary to disclose or use such Books and Records in connection with claims made by third parties against Robert N. Brewer or ABI, or as required by law. The provisions of this subsection shall survive the Closing.

                                   Article 7
                             Right of First Refusal

                  If Robert N. Brewer, or any entity directly or indirectly majority owned or directly or indirectly controlled by Robert N. Brewer ("Offeror") constructs or acquires a hotel or motel property (including, without limitation, the Hospitality Units described on Schedule 6.1.2(b)) (each, a "First Refusal Property") and if a third party (each, an "Offeree") offers to purchase such First Refusal Property, then Offeror shall promptly provide a written notice to Purchaser (each, an "Offer Notice"), attaching a true, correct and complete copy of any so-called "term sheet" or "letter of intent" signed by Offeror and such Offeree, setting forth all of the material economic terms and conditions of the proposed sale of such First Refusal Property to such Offeree. If Purchaser then desires to purchase such First Refusal Property, upon substantially the same terms as set forth in the Offer Notice, then Purchaser shall deliver a written notice (each, a "Negotiation Notice") to Offeror within fifteen (15) days after Purchaser's receipt of such Offer Notice and Purchaser and Offeror shall then have an additional period of time equal to the greater of (a)the amount of time specified in the letter of intent or term sheet attached to such Offer Notice and (b)forty five (45) days, in each case, to enter into a mutually acceptable definitive contract of sale with respect to such First Refusal Property, substantially upon such terms and to close the transactions contemplated thereby, it being understood that the parties shall negotiate and proceed in good faith in order to agree upon such definitive contract of sale and to close the transactions contemplated thereby. If Offeror and Purchaser, negotiating in good faith, are unable to reach agreement on such definitive contract of sale or to close the transactions contemplated thereby within such 45-day period, then the parties' obligations to each other under this Article 7, with respect to the applicable First Refusal Property, shall terminate and be of no further force or effect and Offeror may sell such First Refusal Property to Offeree on the terms set forth in the Offer Notice. The provisions of this Article 7 shall survive the Closing.


                                   Article 8
                         Closing and Closing Documents

                  8.1. Closing and Closing Documents. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York, on January 29, 1998, or upon such later date, as the date of such Closing may be extended in accordance with the terms of this Agreement. The actual date of the Closing is herein referred to as the "Closing Date".

                  8.2. Deeds and Other Instruments of Conveyance. At the Closing, Sellers shall execute, acknowledge and deliver the following:

                       (a) a separate limited warranty deed for each of the Hospitality Units, containing a covenant against grantor's acts, in form reasonably acceptable to Purchaser, and in any event, in proper form for recording in the jurisdiction where such Hospitality Unit is located, except that with respect to Hospitality Units which are subject to Sellers' Leases, each such deed shall convey only the Improvements;

                       (b) a bill of sale with respect to Sellers' Personal Property, which shall be in a form reasonably acceptable to Purchaser;

                       (c) separate assignments of each of Sellers' Leases, which assignments shall contain a surviving limited warranty of title and an express assignment of Sellers' right, title and interest in, to and under any option to purchase the Leased Land and any Improvements thereon under any Sellers' Lease, and containing a covenant against assignor's acts, shall be in proper form for recording in the jurisdiction where such Hospitality Unit is located, shall otherwise comply with any applicable requirements of Sellers' Leases and shall be in a form reasonably acceptable to Purchaser;

                       (d) an instrument, in form and substance reasonably satisfactory to Purchaser assigning to Purchaser all unexpired assignable warranties and guarantees with respect to Hospitality Units (the "Warranties"), which instrument shall also irrevocably appoint Purchaser as attorney-in-fact for the purpose of exercising the rights of Sellers under such warranties;

                         (e)  an instrument assigning to Purchaser all of the
Intellectual Property, which instrument shall contain a surviving general warranty of title and shall be in a form reasonably acceptable to Purchaser;

                         (f)  an instrument, in form and substance reasonably
satisfactory to Purchaser assigning to Purchaser all of the following relating to Hospitality Units and the Related Businesses: (i) all Service Agreements, transferable Insurance Policies, Third Party Contracts and Intercompany Contracts, other than those transferable Insurance Policies and Intercompany Contracts, if any, which Purchaser at or prior to Closing elects not to accept an assignment of, (ii) all Leases, (iii) all Permits, to the extent transferable, and (iv) all Bookings;

                         (g)  Form 1099-S, as required by the Internal Revenue
Service;

                         (h)  Form 8594, as required by the Internal Revenue
Service;

                         (i)  all federal and state and local transfer tax
returns in respect of the Assets;

                         (j)  to the extent permissible in the applicable
jurisdiction, separate instruments, in form and substance reasonably satisfactory to Purchaser and in proper form for recording in the appropriate jurisdiction, assigning to Purchaser or Purchaser's designee and at Purchaser's expense, the mortgages and promissory notes relating to such mortgages as Purchaser shall have requested in accordance with this Agreement; and

                         (k)  such other instruments as Purchaser or the Title
Insurer shall reasonably request in order to vest title to the Assets in Purchaser.

                  8.3. Notices to Vendors. Sellers and Purchaser shall, at the Closing send to each vendor supplying goods and/or services to the Hospitality Units or the Related Businesses pursuant to a Service Agreement which is actually assumed by Purchaser a written notice stating:

                         (a)  that the applicable Service Agreement has been
assigned to and assumed by Purchaser; and

                         (b)  requesting that all services previously performed
by such vendor for the applicable Seller be performed by such vendor for Purchaser, in accordance with such Service Contract.

                  8.4. Security Deposits. At the Closing, Sellers shall deliver to Purchaser all of the security deposits and advance rentals together with interest thereon theretofore deposited or paid by Tenants, against written receipt by Purchaser. Sellers and Purchaser shall take all steps and execute such documents, if any, as are necessary to comply with the laws of the States in which the Hospitality Units are located and the terms of the applicable Leases as then in effect relating to the holding, and transfer of the security deposits under the Leases.

                  8.5. FIRPTA. At Closing, Sellers shall deliver to Purchaser affidavits with respect to the matters represented in subsection 4.1.27 in form and substance satisfactory to Purchaser and such other affidavits or materials as may be required under the Code to permit Purchaser to file such affidavits.

                  8.6. Title Affidavits, etc. At Closing, Sellers shall execute or cause to be executed and delivered such affidavits and other documents and instruments, and shall make such deposits with Title Insurer as shall be requested by Title Insurer (x) to remove the exception in the title policies relating to Hospitality Units for "rights of parties in possession" and (y) to evidence Sellers' authority to convey the Hospitality Assets, or (z) to remove any exceptions to title which Sellers are obligated to remove pursuant to this Agreement.

                  8.7. Escrow Closing. Unless the Title Insurer is willing at the Closing to delete all exceptions (printed or otherwise) in its title policies relating to matters affecting title arising between the Closing Date and the actual recordation of the deeds, assignments of Sellers' Leases, deeds of trust, mortgages, financing statements and other instruments to be recorded, there shall be an escrow closing pursuant to which all payments, checks and other documents shall be held in escrow by the Title Company under an escrow agreement satisfactory to Purchaser and Sellers, pending (i) prompt recordation of such deeds, assignments, deeds of trust, mortgages, financing statements and other instruments and (ii) written certification by the Title Insurer that there has been no change in the state of title between the Closing Date and said recordation

                  8.8. Additional Deliveries at Closing. At the Closing, Sellers shall deliver to Purchaser all of the following relating to Hospitality Units or the Related Businesses, (i) executed counterparts of the Service Agreements; (ii) executed counterparts of the Leases; (iii) the original Permits; (iv) all Books and Records and all other correspondence, files and records relating to the construction, operation, leasing, repair and maintenance of such Hospitality Units (including all of the same in the possession of any managing agent of such Hospitality Units) and with respect to the operation of the Related Businesses; (v) copies of all structural, mechanical or engineering reports relating to such Hospitality Units that are in the possession of Sellers and which have not previously been delivered to Purchaser; (vi) keys, codes, passcards and combinations to the Improvements;
(vii) copies of all Warranties; (viii)
existing as-built plans and specifications for the Improvements, in Sellers' possession, (ix)executed counterparts of all Third Party Contracts and all Intercompany Contracts.

                  8.9. Apportionments. (a) The following shall be apportioned between Sellers and Purchaser and shall be prorated as of midnight of the day preceding the Closing:

                                (i)     real estate and personal property
taxes, sewer rents and charges and other state, county and municipal taxes, charges and assessments affecting Hospitality Units or any portion thereof or any Related Business or any portion thereof, on the basis of the fiscal year for which the same are levied, imposed or assessed. If the rate or amount of any such taxes, rents, charges, or assessments shall not be fixed prior to the Closing, the adjustments thereof at the Closing shall be upon the basis of the rate for the preceding fiscal year applied to the latest assessed valuation (or other applicable basis of valuation), except for real estate and personal property taxes which will be calculated on the same basis and then increased by two percent (2%);

                                (ii)    charges for water, electricity, gas,
oil, steam, telephone and other utilities at Hospitality Units. If the consumption of any of the foregoing is measured by meters, Purchaser shall furnish a current reading of each meter, or, if the bills for any of the foregoing have not been issued prior to the Closing, the charges therefor shall be adjusted at the Closing on the basis of the charges for the prior period for which bills were issued and shall be further adjusted when the bills for the current period are issued. Sellers shall cooperate with Purchaser to effect the transfer of utility accounts from Sellers to Purchaser without any interruption in service;

                                (iii)   charges under Service Agreements, Third
Party Contracts and Intercompany Contracts which Purchaser has assumed pursuant to this Agreement;

                                (iv)    wages, salaries, vacation pay, sick
leave, bonus and other employee benefits for those of Sellers' employees hired by Purchaser in connection with the operation and maintenance of Hospitality Units or the operation of the Related Businesses; and

                                (v)     if Purchaser shall elect to accept any
transferable Insurance Policies maintained by Sellers with respect to Hospitality Units or the Related Businesses, the premiums payable thereon.

                           (b)  The gross revenue, including all taxes,
produced by any of Hospitality Units or the Related Businesses prior to midnight of the day preceding the Closing shall be and remain the property of Sellers; all other gross revenue shall become the property of Purchaser. Purchaser will honor, for Purchaser's account, all reservations confirmed by Sellers prior to the Closing for dates subsequent thereto, at Sellers' advertised rates. All deposits and down payments received by Sellers prior to the Closing on confirmed reservations for the day of Closing or days subsequent thereto will be paid over to Purchaser, at Closing. Any deposits or down payments, received by Sellers on or after the Closing on confirmed reservations for dates subsequent to the date of Closing, will be paid over to Purchaser immediately upon receipt.

                  If, as a result of the above apportionments, a net amount is due to Purchaser, such net amount shall be paid to Purchaser at Closing, or at Purchaser's election, credited against the portion of the purchase price payable at the Closing. If the net apportionments are in favor of Seller, the purchase price shall be increased by the net amount thereof. The provisions of this Section 8.9 shall survive the Closing.

                  8.10. Tax Reduction Proceedings. If tax reduction proceedings have been commenced with respect to any of Hospitality Units, Sellers shall so advise the Purchasers in writing prior to the Closing Date, and any refunds or savings in the payment of taxes resulting from such tax reduction proceedings applicable to the period prior to the Closing Date shall belong to and be the property of Seller and any refunds or savings in the payment of taxes applicable to the period from and after the Closing Date shall belong to and be the property of Purchaser. All attorney's fees and other expenses incurred in obtaining such refunds or savings shall be apportioned between Purchaser and Seller in proportion to the gross amount of such refunds or savings payable to Purchaser and Seller, respectively. All such tax reduction proceedings shall be prosecuted with due diligence, and Purchaser shall be allowed to participate with counsel of Purchaser's choice in any such proceedings which relate to a tax year occurring in whole or in part after the Closing Date. Any such tax reduction proceedings for the tax year in which the Closing Date occurs shall not be settled without the prior written consent of Purchaser. The provisions of this Section 8.10 shall survive the Closing.

                  8.11. Purchaser's Closing Documents. At the Closing, Purchaser shall execute, acknowledge and deliver the following:

                        (a) together with Sellers, the Form 1099-S described in Section 8.2(g);

                        (b) Form 8594, as required by the Internal Revenue Service; and

                        (c) such instruments of assumption, in form and substance reasonably satisfactory to Purchaser, in respect of all items being assigned to Purchaser at Closing, pursuant to this Agreement or the other Transaction Documents, for which such assumption by Purchaser is required by the terms of any of the documents, agreements or instruments being so assigned to Purchaser.

                                   Article 9
                          Termination Prior to Closing

                  9.1. Termination of Agreement. Except as otherwise specifically provided herein, this Agreement may be terminated at any time prior to the Closing:

                        (a) By mutual written consent of Purchaser and Sellers (which right shall be exercised on behalf of Sellers by ABI);

                        (b) By the Sellers in writing, without liability (which right shall be exercised on behalf of Sellers by ABI), if Purchaser shall (i) fail to perform in any material respect its agreements contained herein required to be performed by it on the Closing Date, or (ii) materially breach any of its representations, warranties or covenants contained herein, which failure or breach is not cured within ten (10) days after the Sellers have notified Purchaser of their intent to terminate this Agreement pursuant to this clause (b);

                        (c) By Purchaser in writing, without liability, if Sellers shall (i)fail to perform in any material respect their agreements contained herein required to be performed by them on or prior to the Closing Date, or (ii) materially breach any of their representations, warranties or covenants contained herein, which failure or breach is not cured within ten
(10) days after Purchaser has notified the Sellers of its intent to terminate this Agreement pursuant to this clause (c);

                        (d) By either the Sellers or Purchaser in writing, without liability (which right shall be exercised on behalf of Seller by ABI), if there shall be any order, writ, injunction or decree of any court or governmental or regulatory agency binding on Purchaser or Sellers, which prohibits or restrains Purchaser or Sellers from consummating the transactions contemplated hereby, provided that Purchaser and Sellers shall have used their reasonable, good faith efforts to have any such order, writ, injunction or decree lifted and the same shall not have been lifted within 30 days after entry, by any such court or governmental or regulatory agency; or

                        (e) By either Sellers or Purchaser, in writing (which right shall be exercised on behalf of Sellers by ABI) and without liability, if for any reason (other than the breach of this Agreement by the party attempting to terminate the Agreement pursuant to this subsection 9.1(e)) the Closing has not occurred by (x) January 29, 1998, or (y) such later date as is provided for pursuant to any other express provision of this Agreement, or (z) such later date as is otherwise agreed to by the parties in writing. A purported termination of this Agreement by a party whose breach has resulted in the Closing not occurring by the date provided for above shall not be a valid termination pursuant to this subsection 9.1(e), and shall not relieve such party of any liability for such invalid termination.

                  9.2. Termination of Obligations. Termination of this Agreement pursuant to this Article 9 shall terminate all obligations of the parties hereunder, except for the obligations expressly intended to survive such termination; provided, however, that termination pursuant to clauses (b),
(c) or (e) of subsection 9.1 hereof shall not relieve a defaulting or breaching party from any liability to the other party hereto.

                                   Article 10
                                   Brokerage

                  Seller agrees to pay any brokerage commission or other fees or compensation due to the Broker (as hereinafter defined) in connection with this Agreement and the transactions contemplated hereby. Purchaser and Sellers represent to each other that they dealt with no broker or finder in connection with this Agreement and the transactions contemplated thereby other than Merrill Lynch & Co. (the "Broker"), and had no contact or dealings regarding this Agreement and the transactions contemplated hereby with any other broker or person who can claim a right to a commission or finder's fee. The parties hereto agree to indemnify and hold the other harmless from any loss, liability, cost and expense, including reasonable attorneys' fees, arising by reason of the incorrectness of its representation hereinabove set forth. The provisions of this Article 10 shall survive the Closing or sooner termination of this Agreement.

                                   Article 11
                                 Closing Costs

                  Purchaser shall pay the costs of its legal counsel, its auditors, its engineers, title insurance premiums and survey costs, any deed recording taxes not constituting transfer taxes and any mortgage recording taxes in respect of mortgages filed in respect of the Hospitality Units on the Closing Date. Except as otherwise set forth in the immediately preceding sentence, Sellers shall pay at or prior to the Closing all other closing costs not payable by Purchaser, including cost of its legal counsel; any transfer, stamp, sales and other taxes and charges imposed upon or relating to the sale of the Assets or any of the instruments to be delivered at the Closing.

                                   Article 12
                                  Condemnation

                  (a) If, at any time prior to or on the Closing Date, any part of any Hospitality Unit shall be taken, or by written notice to Sellers, threatened to be taken, or there shall be a taking or by written notice to Sellers, threatened taking of any property which adversely affects the ingress or egress to Hospitality Units, in the exercise of the power of eminent domain by any sovereign, municipality or other public or private authority, Sellers shall give Purchaser notice of such taking or threatened taking within five (5) business days after it become aware thereof. In such event, Purchaser may, within ten (10) days after Purchaser has received Sellers' notice, or within such shorter time necessary for Purchaser to deliver such notice to Sellers prior to the expiration of the Review Period, terminate this Agreement by written notice to Sellers, whereupon all further rights, obligations and liabilities under this Agreement between Sellers and Purchaser shall end, other than with respect to the rights and obligations hereunder expressly intended to survive.

                  (b)  If a taking or threatened taking described in paragraph
(a) has occurred, but this Agreement shall not have been terminated in accordance with paragraph (a), then this Agreement shall remain in full force and effect, and if such taking affects any of Hospitality Units, at the Closing Sellers shall pay to Purchaser any award in connection with such taking received by Sellers and shall assign to Purchaser, without recourse, any right Sellers may have to receive such an award. Sellers shall reasonably cooperate with Purchaser in connection with the collection by Purchaser of any such award after the Closing Date. The provisions of this clause (b) shall survive the Closing.

                  (c) For purposes of this Article, the term "taking" shall include temporary as well as permanent takings.

                  (d) The provisions of this Article 12 are expressly intended to supersede any laws to the contrary governing the terms of such Article 12.

                                   Article 13
                        Insurance; Destruction or Damage

                  (a) If any Hospitality Unit shall be in any way damaged or destroyed by fire or any other casualty prior to the Closing, then, Purchaser may, at Purchaser's option, within ten (10) days after Purchaser has received notice of such fire or other casualty, or within such shorter time necessary for Purchaser to deliver such notice to Sellers prior to the expiration of the Review Period, terminate this Agreement by written notice to Sellers, whereupon all further rights, obligations and liabilities under this Agreement between Purchasers and Sellers shall end, except for those obligations and liabilities expressly intended to survive.

                  (b) If pursuant to the provisions of clause(a) above, this Agreement shall not have terminated by reason of any such fire or casualty, then, at the Closing, (i) Sellers shall assign to Purchaser, all of Sellers' right to receive the proceeds of any Insurance Policies covering such damage or destruction, together with all of Sellers' rights to adjust and/or settle any claims under such Insurance Policies with respect to such damage or destruction and (ii) the Purchase Price shall be reduced by any deductible payable under such Insurance Policies. Sellers shall reasonably cooperate with Purchaser in connection with the collection of the proceeds by Purchaser under such Insurance Policies or the adjustment and/or settlement of any claims thereunder, after the Closing.

                  (c)   The provisions of clause (b) shall survive the Closing.

                  (d) The provisions of this Article 13 are expressly intended to supersede any laws to the contrary governing the terms of such
Article 13.

                                   Article 14
                                 Miscellaneous

                  14.1. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be interpreted, construed and enforced in accordance with the laws of the State of Illinois.

                  14.2. Entire Agreement. This Agreement and the Exhibits and Schedules hereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof. No variations, modifications, or changes herein or hereof shall be binding upon any party hereto unless set forth in a document duly executed by or on behalf of such party.

                  14.3. Waiver. No failure by either party to insist upon the strict performance of any covenant, duty, agreement or term condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or of such or any other covenant, duty, agreement, term or condition.

                  14.4. Severability. If any provision of this Agreement or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

                  14.5. Exhibits and Schedules. All Exhibits and Schedules referred to in this Agreement are hereby incorporated in this Agreement by reference.

                  14.6. Further Assurances. In addition to the obligations required to be performed hereunder by Sellers at the Closing, Sellers agree from time to time, to perform such other acts, and to execute, acknowledge and deliver subsequent to the Closing such other instruments, documents and other materials, as Purchaser may reasonably request in order to effectuate the consummation of the transactions contemplated herein and to vest title to the Related Assets in Purchaser.

                  14.7. Headings. Article and Section headings are inserted only for the purpose of convenient reference and in no way define, limit or prescribe the scope or intent of this Agreement or any part thereof and shall not be considered in interpreting or construing this Agreement.

                  14.8. No Third-Party Beneficiaries. Other than as expressly set forth in this Agreement, the provisions of this Agreement are for the sole benefit of the parties to this Agreement and shall not give rise to any rights by or on behalf of anyone other than such parties.

                  14.9. Assignment. (a) Purchaser shall upon written notice to Sellers and upon Sellers' prior written consent (which consent, if granted by Sellers, shall be granted by ABI on the Sellers' behalf), have the right to assign, in whole or in part, any of its right, title or interest in this Agreement or any of the other Transaction Documents to any Person or entity; provided, however, that Sellers' consent shall not be required in connection with Purchaser's assignment, in whole or in part, of any of its right, title or interest in this Agreement or any of the other Transaction Documents to USFS, or to any Person or entity which is an Affiliate of USFS. Sellers and Purchaser hereby agree that an assignment by Purchaser in compliance with this Section
14.9 shall release the then Purchaser from all of its obligations and liabilities hereunder and from and after such an assignment, all references to Purchaser herein shall be deemed to mean such permitted assignee. Sellers agree to execute a confirmation of such release, in form and substance reasonably satisfactory to Sellers and Purchaser, provided that failure of Sellers to execute same shall not impair the validity of the release.

                  (b) Sellers and Purchaser agree that upon delivery of prior written notice to Sellers by Purchaser, Sellers shall convey, at the Closing, all or such portion of the Assets as Purchaser shall designate in such notice to the assignee or designee of Purchaser described in such notice, in Purchaser's sole discretion.

                  14.10. Notices. Any notice or other communication that is required or permitted to be given under the terms of this Agreement (each a "Notice") shall be in writing and shall be deemed to have been duly given (a) upon being deposited in the mail, postage prepaid for registered or certified mail, return receipt requested, or (b) when personally delivered against written receipt, or when delivered by overnight courier, in each case, to the parties hereto at the following addresses or at such other address as any party hereto shall hereafter specify by 10 days prior Notice given and received in the manner provided in this Section 14.10 to the other parties described in this Section.

                  If to Sellers:
                  c/o America's Best Inns, Inc.
                  1205 Skyline Drive
                  P.O. Box 1719
                  Marion, Illinois 62959

                  Attention:  Robert N. Brewer

with a copy to:

                  Long, Aldridge and Norman LLP
                  One Peachtree Center
                  303 Peachtree Street, N.E.
                  Suite 5300
                  Atlanta, Georgia 30308

                  Attention:  Jeffrey K. Haidet, Esq.

                  and

                  Ronald E. Osman & Associates, Ltd.
                  1602 West Kimmel
                  Marion, Illinois 62959

                  Attention:  Ronald E. Osman, Esq.

                  If to Purchaser:

                  Best Acquisition, Inc.
                  13 Corporate Square, Suite 250
                  Atlanta, Georgia  30329

                  Attention:  Neal K. Aronson

with a copy to:

                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, New York 10019

                  Attention:  Judith R. Thoyer, Esq.

                  A Notice shall be deemed to have been duly received (a) if mailed, on the date set forth on the return receipt or (b) if personally delivered or sent by overnight courier on the date of such delivery. The inability to make delivery because of change of address of which no Notice was given, or rejection or refusal to accept any Notice offered for delivery shall be deemed to be receipt of the Notice as of the date of such inability to deliver or rejection or refusal to accept. Any Notice may be given by counsel for the party giving same. Any Notice to be given to Sellers or by Sellers shall be given by or to ABI, as applicable, on behalf of Sellers.

                  14.11. Successors and Assigns. This Agreement and each of the rights, obligations, representations, warranties, indemnities and covenants contained herein and in the other Transaction Documents shall be binding on, and the benefits thereof shall inure to, the successors and assigns of the parties hereto, including such parties' successors in title. The parties hereto acknowledge and agree that Purchaser will be transferring its interests in some or all of the Assets to an entity or entities which constitute Purchaser's successor hereunder; such successors are hereby deemed third party beneficiaries of Purchaser and all representations, warranties, covenants and indemnities set forth in this Agreement and the other Transaction Documents shall be binding upon and shall insure to such successors' benefit.

                  14.12. Attorneys' and Other Professionals' Fees. If either party to this Agreement shall institute any action or proceeding against the other party to enforce its rights and remedies hereunder, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees and expenses. As used herein, "prevailing party" shall mean, in the case of claimant, one who is successful in obtaining substantially all of the relief sought, and in the case of a defendant or respondent, one who is successful in denying substantially all of the relief sought. Otherwise each party hereto shall pay the fees and disbursements of its own attorneys, accountants, investment advisers and other professionals.

                  14.13. Liability Joint and Several. The liability of Sellers and Robert Brewer (with respect to his indemnification obligations hereunder) under this Agreement shall be joint and several.

                  14.14. Plural and Singular. As used in the Agreement, unless the context otherwise requires, the plural shall be construed to include the singular and the singular shall be construed to include the plural. Without limiting the foregoing, unless the context otherwise requires, the term "Sellers" shall be construed to mean each and all of Sellers.

                  IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto on the date set forth above.


                                         SELLERS:

                                         AMERICA'S BEST INNS, INC.

                                         By:
                                            -----------------------------------
                                            Robert N. Brewer
                                            President


                                         BREWER MANAGEMENT
                                         COMPANY, INC.

                                         By:
                                            -----------------------------------
                                            Robert N. Brewer
                                            President


                                         CARBONDALE HOSPITALITY
                                          PARTNERS

                                         By:   America's Best Inns, Inc., its
                                               general partner

                                               By:
                                                  -----------------------------
                                                  Robert N. Brewer
                                                  President


                                         PADUCAH JOINT VENTURE

                                         By:   America's Best Inns, Inc.,
                                               a general partner

                                               By:
                                                  -----------------------------
                                                  Robert N. Brewer
                                                  President


                                         FORT WAYNE JOINT VENTURE

                                         By:      America's Best Inns, Inc., a
                                                  general partner

                                                  By:
                                                     --------------------------
                                                     Robert N. Brewer
                                                     President

                                         JOHNSTON, IOWA JOINT VENTURE

                                         By:      America's Best Inns, Inc., a
                                                  general partner

                                                  By:
                                                     --------------------------
                                                     Robert N. Brewer
                                                     President

                                         SPRINGFIELD JOINT VENTURE

                                         By:      America's Best Inns, Inc., a
                                                  general partner

                                                  By:
                                                     --------------------------
                                                     Robert N. Brewer
                                                     President

                                         ANDERSON JOINT VENTURE

                                         By:      America's Best Inns, Inc., a
                                                  general partner

                                                  By:
                                                     --------------------------
                                                     Robert N. Brewer
                                                     President

                                         LIBERTYVILLE JOINT VENTURE

                                         By:      America's Best Inns, Inc., a
                                                  general partner

                                                  By:
                                                     --------------------------
                                                     Robert N. Brewer
                                                     President

                                          NASHVILLE JOINT VENTURE

                                          By:   America's Best Inns, Inc., a
                                                general partner

                                                By:
                                                   ----------------------------
                                                   Robert N. Brewer
                                                   President

                                          JACKSON BEST SUITES, L.L.C.

                                          By:   America's Best Inns, Inc., its
                                                managing member

                                                By:
                                                   ----------------------------
                                                   Robert N. Brewer
                                                   President

                                          -------------------------------------
                                          Robert N. Brewer

                                          PURCHASER:

                                          BEST ACQUISITION, INC.

                                          By:
                                             ----------------------------------
                                             Michael Leven
                                             President